                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                    WABAN INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    (4) Date Filed:

                       [LOGO OF WABAN INC. APPEARS HERE]


                                                        One Mercer Road
                                                    Natick, Massachusetts 01760

                                                                 April 27, 1995

Dear Stockholder:

  We invite you to attend our 1995 Annual Meeting of Stockholders on Tuesday, June 13, 1995, at 11:00 a.m. at Fleet Bank, 75 State Street, Boston, Massachusetts.

  At this meeting, in addition to being asked to elect three directors in Proposal 1, you are being asked to approve Proposal 2, which would amend the Company's 1989 Stock Incentive Plan to increase the number of shares that may be issued under the Plan and to make certain other amendments to the plan, and Proposal 3, which would approve the adoption of a stock option plan for non-employee directors.

  Your vote is important regardless of the number of shares you own. Accordingly, we urge you to read the proxy statement and to complete, sign and return your proxy promptly in the enclosed envelope.

  We hope that you will join us on June 13th.

                                   Sincerely,

  /s/ Herbert J. Zarkin                   /s/ Sumner L. Feldberg

  Herbert J. Zarkin                       Sumner L. Feldberg
  President and Chief Executive Officer   Chairman of the Board

                       [LOGO OF WABAN INC. APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 13, 1995

                               ----------------

  The Annual Meeting of Stockholders of Waban Inc. will be held at Fleet Bank, 75 State Street, Boston, Massachusetts, on Tuesday, June 13, 1995, at 11:00 a.m. for the following purposes:

    1. To elect three directors to serve until the 1998 Annual Meeting of Stockholders;

    2. To consider and act upon amendments to the Company's 1989 Stock Incentive Plan to: (i) increase the number of shares that may be issued under the Plan; and (ii) make certain other amendments to the Plan as described in the accompanying proxy statement;

    3. To consider and act upon the adoption of a stock option plan for non-employee directors; and

    4. To transact any other business which may properly be brought before the meeting.

  Stockholders of record at the close of business on April 17, 1995 are entitled to notice of and to vote at the meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders during normal business hours for the ten-day period preceding the meeting at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts.

                                            By Order of the Board of Directors

                                                   Sarah M. Gallivan
                                                       Secretary

Natick, Massachusetts
April 27, 1995

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       [LOGO OF WABAN INC. APPEARS HERE]

                        ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 13, 1995

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited on behalf of the Board of Directors of Waban Inc. (the "Company"). Unless instructions to the contrary are given, shares represented by duly executed proxies will be voted for the election of the three nominees set forth below and in favor of the other two proposals. Any proxy may be revoked prior to the voting thereof by a written revocation received by the Secretary of the Company at its address set forth below, the receipt of a later dated proxy or by a request at the meeting that the proxy be revoked.

  Stockholders of record at the close of business on April 17, 1995 are entitled to receive notice of and to vote at the meeting. Each share of Common Stock, par value $.01, of the Company (the "Common Stock") outstanding on the record date is entitled to one vote. As of the close of business on April 17, 1995, there were outstanding and entitled to vote 33,292,105 shares of Common Stock.

  This Proxy Statement, the enclosed proxy and the Annual Report for the Company's fiscal year ended January 28, 1995 ("fiscal 1994") were first mailed to stockholders on or about the date of the Notice of Meeting. The Company's address is One Mercer Road, Natick, Massachusetts 01760.

VOTE REQUIRED

  Under the Company's by-laws, so long as a quorum is present at the meeting, the election of directors will require the affirmative vote of the holders of shares representing a plurality of the votes cast at the meeting and adoption of the proposals concerning the stock plans will require the affirmative vote of the holders of a majority of the votes cast at the meeting. Although shares which withhold authority for any nominee or abstain from voting as to a particular matter and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) will be counted as present at the meeting for quorum purposes, such shares will not be considered to be votes cast with respect to the election of directors or the proposals concerning the stock plans. Accordingly, shares which withhold authority, abstentions and broker non-votes will have no effect on the voting on the matters being presented for stockholder action at the meeting. In addition, the New York Stock Exchange requires that the total votes cast (for or against) on the proposals concerning the stock plans represent at least a majority of the outstanding shares of Common Stock.

                            ELECTION OF DIRECTORS
                            (ITEM 1 ON PROXY CARD)

  The Board of Directors has voted to fix the number of directors at nine. The Company's Restated Certificate of Incorporation and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The enclosed proxy will be voted to elect the three nominees named below, unless otherwise instructed, as directors for a term of three years expiring at the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. If any nominee should become unavailable, such proxy will be voted either for a substitute nominee designated by the Board of Directors or such lesser number of directors as may be designated by the Board of Directors, unless instructions are given to the contrary. Management does not anticipate that any of the nominees will become unavailable. The nominees as directors and incumbent directors are as follows:

                  NOMINEES AS DIRECTORS--TERMS EXPIRING 1998

  S. James Coppersmith, 62, has been a director of the Company since December 1993. He was President and General Manager of WCVB-TV, a Boston television station, from 1990 to 1994. From 1982 to 1990 he was Vice President and General Manager of WCVB-TV. Mr. Coppersmith is a director of Sun America Asset Management Corporation and Uno Restaurant Corporation, Chairman of the Board of Trustees of Emerson College and a member of the Board of Governors of the Boston Stock Exchange. Mr. Coppersmith is a member of the Executive Compensation Committee.

  Thomas J. Shields, 48, has been a director of the Company since June 1992. He is President of Shields & Company, Inc., an investment banking firm. From 1989 to 1991 he was a Managing Director of Bear, Stearns & Co., Inc. Mr. Shields is also a director of Seaboard Corporation. Mr. Shields is Chairman of the Audit Committee.

  Herbert J. Zarkin, 56, has been a director, President and Chief Executive Officer of the Company since May 1993 and was President of the Company's BJ's Wholesale Club Division from May 1990 to May 1993. From April 1989 to May 1993 he was Executive Vice President of the Company. He was previously with Zayre Corp., now known as The TJX Companies, Inc. ("TJX"), as Senior Vice President--Warehouse Club Divisions from December 1988 to June 1989. He was Chairman of the Zayre Stores Division of TJX from May 1988 and continued in that capacity through December 1988 following TJX's sale of that division in October 1988; he was President of TJX's HomeBase Division during 1986-1988. Mr. Zarkin is a member of the Executive Committee and the Finance Committee.

                   INCUMBENT DIRECTORS--TERMS EXPIRING 1997

  Stanley H. Feldberg, 70, has been a director of the Company since February 1989. He is a director of TJX and was President of Zayre Corp. from 1956 to 1978. He is also an independent general partner of ML-Lee Acquisition Funds I and II. Mr. Feldberg is a member of the Audit Committee and the Executive Compensation Committee.

  Arthur F. Loewy, 66, has been a director of the Company since February 1989. He is a director of TJX and was Chief Financial Officer and Executive Vice President--Finance of Zayre Corp. from 1982 to 1989. Mr. Loewy is Chairman of the Finance Committee.

  Kerry L. Hamilton, 44, has been a director since September 1994. Ms. Hamilton is Vice Chairman of Pamet River Partners, a consulting firm specializing in communications and marketing strategies. Prior to joining Pamet River Partners in January 1994, Ms. Hamilton spent 17 years at Ingalls, Quinn & Johnson in various capacities, during which time she was a member of the Board of Directors, a member of the Agency Executive Committee and most recently Senior Vice President, Director of Media Services. Ms. Hamilton is a member of the Audit Committee.

                   INCUMBENT DIRECTORS--TERMS EXPIRING 1996

  Sumner L. Feldberg, 70, has been Chairman of the Board of the Company since February 1989. Mr. Feldberg has been Chairman of the Board of TJX from 1989 to the present and was Chairman of the Board of Zayre Corp. from 1973 to 1987. Mr. Feldberg is a trustee of Mass. Mutual Corporate Investors, Inc. and Mass. Mutual Participation Investors. Mr. Feldberg is also a past Chairman of the National Retail Merchants Association. Mr. Feldberg is Chairman of the Executive Committee and a member of the Finance Committee.

  Allyn L. Levy, 67, has been a director of the Company since October 1993. He has been a private investor since 1988. From 1974 until 1986, he was founder, Chairman of the Board and Chief Executive Officer of Patriot Bank Corporation, a commercial bank holding company. He is a director of CV Reit, Inc. Mr. Levy is a member of the Audit Committee.

  Lorne R. Waxlax, 61, has been a director of the Company since January 1990. He was an Executive Vice President of The Gillette Company from 1985 to 1993. Mr. Waxlax is also a director of The Iams Company, Hon Industries, Inc., Clean Harbors, Inc. and AMTROL Inc. Mr. Waxlax is Chairman of the Executive Compensation Committee and a member of the Executive Committee.

  Stanley H. Feldberg and Sumner L. Feldberg are first cousins. There are no other family relationships among any of the Company's directors and executive officers.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Audit Committee, which held three meetings during fiscal 1994, reviews with management, the internal audit group and the independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate, and the Committee reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate.

  The Executive Compensation Committee, which held five meetings during fiscal 1994, reviews salary policies and compensation of officers and other members of management and approves compensation plans and compensation of certain officers and other members of management. The Committee administers certain of the Company's incentive plans, including its stock incentive plan. The Committee also has responsibility for consideration of the qualifications of, and recommendation to the Board of Directors of, nominees to fill Board vacancies and will consider nominees recommended by stockholders if such recommendations are in writing and timely filed with the Secretary of the Company.

  The Board of Directors also has an Executive Committee, which has authority to act for the Board on most matters during the intervals between meetings of the Board. This Committee acted by written consent once during fiscal 1994.

  In addition, the Board of Directors has a Finance Committee, which held three meetings during fiscal 1994. This Committee reviews with management and advises the Board with respect to the Company's finances, including exploring methods of meeting the Company's financing requirements and planning the Company's capital structure.

  During fiscal 1994 the Board of Directors held seven meetings. Each director attended at least 75% of all meetings of the Board and Committees of which he or she is a member.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company are paid an annual retainer of $20,000 and a fee of $1,250 for each Board meeting and $750 for each Committee meeting attended. In addition, the Chairman of the Audit Committee and the Chairman of the Executive Compensation Committee are each paid $2,500 per annum for their services as such. All directors are reimbursed for out-of-pocket expenses incurred in attending such meetings. Directors may participate in the Company's General Deferred Compensation Plan.

  The Company reimbursed $62,058 to TJX for one-half of TJX's costs of employing Sumner L. Feldberg during fiscal 1994 while he also served as Chairman of the Board of the Company. Mr. Feldberg, who continues to serve as Chairman of the Board of the Company, became an employee of the Company effective June 1, 1994, and received $150,903 in salary from the Company during fiscal 1994.

  The Company agreed to reimburse TJX for one-half of TJX's payments under an employment agreement pursuant to which Mr. Loewy performed financial consulting and other services for TJX and the Company during fiscal 1994. This arrangement was terminated at the end of February 1995. During fiscal 1994, Mr. Loewy was paid $183,000 by TJX under his employment agreement, of which 50% was reimbursed to TJX by the Company.

  The Company has a retirement plan for its directors, (other than directors who are or have been employees of the Company and its subsidiaries or, prior to June 14, 1989, were employees of TJX). An eligible director who attains age 65 with at least 10 years of service is entitled to an after-tax retirement benefit equal to the after-tax equivalent of the average of the three highest annual basic retainer fees, payable in the form of a single-life annuity or in certain optional forms of actuarially equivalent value. The Company funds the plan through the periodic purchase and transfer to eligible directors of annuity contracts providing for payment in satisfaction of benefits described in the plan. Directors receive cash payments in compensation for the expected federal and state income taxes payable in respect of the periodic purchase and transfer of the annuity contracts and such cash payments. Because of the cash payments in respect of taxes, and the fact that a portion of the payments under the annuity will constitute a return of investment rather than taxable income, the amount of the annuity payments will be less than the average of the pre-tax retainer fees. Reduced or deferred benefits are payable to directors with at least five years of service who leave prior to eligibility for a full retirement benefit. The plan also provides for certain death benefits.

  The retirement plan for directors will be terminated if the stockholders approve Proposal 3 (approval of stock option plan for non-employee directors), and lump sum payouts of accrued pension benefits as of July 1, 1995 will be made, conditioned upon such approval, to the following directors in the indicated amounts: Mr. Waxlax, $81,492; Mr. Levy, $28,132; Mr. Coppersmith, $24,544; and Mr. Shields, $20,031.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 28, 1995 (unless otherwise indicated) by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth on page 11, and (iv) all the Company's current directors and executive officers as a group.

                                                                 PERCENTAGE OF
                                                   NUMBER OF      OUTSTANDING
NAME                                               SHARES(1)    COMMON STOCK(1)
- - ----                                               ---------    ---------------
FMR Corp. ........................................ 2,590,200(2)       7.8%
 82 Devonshire Street
 Boston, Massachusetts 02109
The Prudential Insurance Company of America....... 2,525,369(3)       7.6%
 Prudential Plaza
 Newark, New Jersey 01702
Mellon Bank Corporation and subsidiaries.......... 2,117,000(4)       6.4%
 One Mellon Bank Center
 Pittsburgh, Pennsylvania 15258
David J. Greene and Company....................... 1,981,100(5)       6.0%
 599 Lexington Avenue
 New York, New York 10022
Sumner L. Feldberg................................   171,000(6)         *
S. James Coppersmith..............................     2,000            *
Stanley H. Feldberg...............................   130,334(6)         *
Kerry L. Hamilton.................................       --             *
Allyn L. Levy.....................................     5,000            *
Arthur F. Loewy...................................     8,632(6)         *
Thomas J. Shields.................................       500            *
Lorne R. Waxlax...................................     7,000            *
Herbert J. Zarkin.................................   201,432            *
John J. Nugent....................................    85,561            *
Allan P. Sherman..................................    73,750            *
Edward J. Weisberger..............................    38,676            *
Dale N. Garth(7)..................................       --             *
All current directors and executive officers as a
 group
 (13 persons).....................................   705,044          2.1%

- - --------
 * Less than 1%.

(1) Includes the following shares of Common Stock issuable in respect of shares of Common Stock that may be acquired upon exercise of outstanding stock options which are exercisable on January 28, 1995 or within 60 days thereafter: Mr. Zarkin, 103,922 shares; Mr. Nugent, 52,875 shares; Mr. Sherman, 43,750 shares; Mr. Weisberger, 18,686 shares; all directors and executive officers as a group, 227,608 shares.

(2) Information is as of December 31, 1994 and is based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") by FMR Corp. and Edward C. Johnson 3d. FMR Corp. reported that it has sole power to vote or to direct the voting of 31,200 shares, and sole dispositive power as to all such shares. Includes 2,531,800 shares beneficially owned by Fidelity Management & Research Company, a registered investment adviser.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) Information is as of December 31, 1994 and is based on a Schedule 13G filed with the SEC by The Prudential Insurance Company of America ("Prudential"). Prudential reported that it has sole power to vote 6,800 shares and shared power to vote 2,518,165 shares and has sole dispositive power with respect to 6,800 and shared dispositive power with respect to 2,518,165 shares. Includes 404 shares issuable upon conversion of the Company's 6.5% Convertible Subordinated Debentures.

(4) Information is as of December 31, 1994 and is based on a Schedule 13G filed with the SEC by Mellon Bank Corporation ("Mellon") on its own behalf and on behalf of several of its subsidiaries. Mellon reported that it and its subsidiaries have sole power to vote 1,544,000 shares and have sole dispositive power with respect to 1,907,000 shares and shared dispositive power with respect to 210,000 shares.

(5) Information is as of December 31, 1994 and is based on a Schedule 13G filed with the SEC by David J. Greene and Company, a registered broker-dealer and investment adviser. David J. Greene and Company reported that it has sole power to vote 121,800 shares and shared power to vote 1,174,200 shares and has sole dispositive power with respect to 121,800 shares and shared dispositive power with respect to 1,859,300 shares.

(6) Includes the following shares beneficially owned by the following persons as trustees or custodians of which beneficial interest is disclaimed unless otherwise indicated: Stanley H. Feldberg (33,366 shares); and Sumner L. Feldberg (73,433 shares, of which 33,366 are shares also beneficially owned by Stanley H. Feldberg). Excludes the following shares beneficially owned by or held in trust by or for the benefit of the respective spouses of the following persons and any shares held in a trust for which the following persons are income beneficiaries, as to which the following persons disclaim beneficial ownership: Stanley H. Feldberg (60,868 shares); Sumner L. Feldberg (13,168 shares) and Arthur F. Loewy (413 shares).

(7) Mr. Garth was formerly Senior Vice President, Treasurer and Chief Financial Officer of the Company.

                            EXECUTIVE COMPENSATION

  The following report has been submitted to the Board of Directors by its Executive Compensation Committee, in compliance with requirements of the SEC:

EXECUTIVE COMPENSATION COMMITTEE REPORT

  As members of the Executive Compensation Committee ("ECC"), it is our responsibility to review the Company's compensation policies and programs, approve, or, with respect to the Chief Executive Officer, recommend to the Board of Directors for approval, incentive plan awards and all elements of compensation for the Company's executive officers, and administer the Company's stock incentive plans. All of the members of the ECC are independent, non-employee directors.

 Executive Compensation Principles

  The Company's executive compensation program is designed to provide competitive levels of compensation that:

. Integrate compensation with the achievement of the Company's annual and long-term performance goals and business strategies
. Recognize management initiatives and achievements
. Reward outstanding corporate performance
. Attract and retain key executives critical to the long-term success of the
  Company
. Link management's long-term interests with stockholders' interests through stock-based awards

  With respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the ability of publicly-held corporations to deduct non-performance-based compensation for certain executive officers, the ECC believes that the Company's compensation plans should be structured to satisfy the requirements for tax deductibility, unless doing so is determined by the ECC to be not in the best interests of the Company.

 Compensation Policies for Executive Officers

  The total compensation program for all executive officers, including current executive officers named in the Summary Compensation Table, consists of both cash and equity-based compensation and takes into account applicable provisions of employment agreements of such officers. Through stock options and stock grants available under the Company's incentive stock plan, the ECC seeks to align executive officers' long-range interests with those of stockholders by providing executive officers with the opportunity to participate in the growth of the Company's stock value. The ECC is advised by compensation consultants concerning salary competitiveness and the design of the Company's compensation programs.

  Base Salary. Base salaries for the Company's executive officers, including Mr. Zarkin, are set within ranges that are determined based upon a review of publicly available information concerning compensation paid to executives with similar responsibilities at certain peer companies. The ECC utilizes a compensation consulting firm to assist in the compilation and interpretation of this data. The companies selected for these purposes are retail companies, including major competitors of the Company, as to which compensation information is available. While some of these peer companies are included in the Dow Jones Industry Group Index OTS-Other Specialty Retailers appearing in the Performance Graph on page 16, these peer companies are not all the same as the companies comprising that index. While the ECC's overall objective is to set base salaries at approximately the midpoint of competitive ranges, an individual executive's placement within a range and salary adjustments are based upon the ECC's subjective evaluation of the executive's performance and value to the Company. To further encourage long term equity incentives, in April 1995 the ECC approved the issuance, as of June 13, 1995, to Messrs. Zarkin, Sherman, Nugent and Weisberger of non-statutory stock options in lieu of salary increases for the period June 4, 1995 through June 2, 1996, in the following amounts: Mr. Zarkin, 100,000 shares; Mr. Sherman, 50,000 shares; Mr. Nugent, 50,000 shares; and Mr. Weisberger, 40,000 shares. Issuance of such options is contingent upon stockholder approval of Proposal 2 relating to amendments to the Company's 1989 Stock Incentive Plan.

  Annual Incentive Program. Under the Company's Management Incentive Plan ("MIP"), executive officers and other members of management are eligible to receive incentive awards based upon the attainment of annual corporate or divisional performance goals, primarily specified levels of earnings per share, net income, or divisional income. Sumner Feldberg does not participate in the MIP award program. The ECC approves the MIP goals and participation opportunities at the beginning of each fiscal year and reviews the payout calculations after the year's financial results have been audited. Target awards for executive officers, other than Mr. Zarkin, range from 20% to 30% of salary, but if targets are not met, there would be either no MIP award or a reduced award based on a percentage of the target realized. If results exceed goal(s), an executive officer, other than Mr. Zarkin, could earn up to an additional 20% to 30% of salary, depending upon the extent to which goals are exceeded. For 1994, MIP awards for Messrs. Zarkin and Weisberger were based on three equally weighted criteria: BJ's Wholesale Club Division's pre-tax income, HomeBase Division's pre-tax income, and fully diluted earnings per share of the Company; Mr. Sherman's MIP award was based on HomeBase Division's pre-tax income; and Mr. Nugent's MIP award was based on BJ's Wholesale Club Division's pre-tax income. For 1994, pre-tax income of each of BJ's Wholesale Club and HomeBase exceeded its MIP goal, resulting in payouts to Messrs. Sherman and Nugent equal to 149% and 188% of targeted bonus, respectively. For 1994, fully diluted earnings per share of the Company exceeded its MIP goal. Accordingly, payouts to Messrs. Zarkin and Weisberger were equal to 160% and 163% of targeted bonus, respectively. For 1995, Mr. Sherman's MIP award goal is based on HomeBase's pre-tax income; Mr. Nugent's MIP award goal is based on BJ's Wholesale Club's pre-tax income; and MIP award goals for Messrs. Zarkin and Weisberger are based equally on BJ's Wholesale Club's pre-tax income, HomeBase's pre-tax income and fully diluted earnings per share of the Company.

  Long-Term Incentive Program. The Company has made it a practice to provide incentives to its executive officers and other senior executives to achieve long-range goals that are typically expressed as either a compounded rate of earnings growth or three-year cumulative earnings. In determining the level of long-term incentive awards, the ECC also takes into account a survey of the same peer companies referred to above, but does not target a specific percentile. During 1991, 1992, and 1993, the Company issued performance accelerated restricted stock ("PARS") for its long-term incentive awards. No PARS were issued to Mr. Feldberg. The value of PARS granted to senior executives was based upon the compensation level and responsibility of the particular executive, the executive's past performance and the executive's expected ability to impact the Company's future performance. For BJ's Wholesale Club executives, if performance goals for the three-year period ending January 27, 1996 are met or exceeded, 100% of the shares awarded in 1993 will become unrestricted as of that date; for lower levels of performance, fewer or no shares will become unrestricted as of that date. Shares that remain restricted after January 27, 1996 will vest at the rate of 25% annually in January 1997 through January 2000. The BJ's performance goal is based on three-year cumulative pre-tax income and on pre-tax income as a percent of sales for the three-year period.

  Because of Mr. Zarkin's promotion to Chief Executive Officer of the Company in May 1993 and Mr. Sherman's reassignment from BJ's to HomeBase in September 1993, certain PARS awards that had been issued to them in 1992 and 1993 with vesting based on BJ's performance were restated to incorporate goals based on fully diluted earnings per share of the Company and HomeBase divisional pre-tax income, respectively. Additionally, because of the significance of the restructuring of HomeBase's organization and business goals, substantially all PARS awards that were issued to Corporate and HomeBase executives in 1993 were restructured so that accelerated vesting at January 27, 1996 depends upon the Company's and HomeBase's performance for the two-year period ending on that date. Shares that remain restricted after January 27, 1996 will vest at the rate of 25% annually in January 1997 through January 2000. The HomeBase performance goal is stated in terms of cumulative divisional pre-tax income, and was adjusted to reflect the restructuring of HomeBase's organization, while Corporate executives' performance is measured by cumulative earnings per share of the Company.

  The Waban Inc. Growth Incentive Plan ("WGIP"), initiated in 1994, is intended to provide high-level executives of the Company, as selected by the ECC, with cash awards, based upon the growth and performance of the Company. All of the executive officers (except Mr. Feldberg) participate in the WGIP, as well as 35 non-executive officer employees of the Company. Depending on responsibilities within the Company, awards are earned, based on one or more of the following objective measures of performance or growth, as selected by the ECC at the beginning of the award period: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. All relevant factors upon which the cash award is based (e.g., performance measurement, length of award period, relation between performance and cash award) are determined at the beginning of the award period by the ECC. Awards issued to Messrs. Zarkin and Weisberger in 1994 are based on cumulative net income for the Company for the three-year period ending January 25, 1997. The award issued to Mr. Nugent in 1994 is based on cumulative pre-tax income for BJ's Wholesale Club for the three-year period ending January 25, 1997. The award issued to Mr. Sherman in 1994 is based on cumulative pre-tax income for HomeBase for the three-year period ending January 25, 1997. All awards issued under the WGIP in 1994 are payable in cash, 50% in April 1997, contingent on employment continuing through January 25, 1997, and 50% in April 1998, contingent on employment continuing through March 31, 1998. There is no target amount for each award. However, there is a threshold amount based on the Company's growth and the value of each award increases as achievement of the performance measurement increases. No award can exceed 300% of the recipient's base salary at the beginning of the performance period.

  Stock-Based Incentives. Stock options are awarded to the Company's key employees, including executive officers, by the ECC, based upon such factors as the compensation level and responsibility of the particular employee, the employee's contribution towards Company performance, and a review of competitive compensation data of executives at the same group of peer companies referred to previously in this report, with the ECC generally targeting awards to the median of such survey. The options are designed to reward recipients to the extent the Company's stock value is enhanced. Because of the vesting provisions of such grants, the options also provide an incentive for the employee to remain with the Company. Since the ECC does not grant options and PARS on a cumulative basis, the size of previous grants is not a factor in making current grants.

 Chief Executive Officer Compensation

  Mr. Zarkin became the Company's President and Chief Executive Officer in May 1993, when his base salary was set at $520,000. Pursuant to the terms of his employment contract which provided that his salary would be reviewed annually by the ECC, his salary was increased to $570,000 on June 1, 1994, setting his salary at approximately the 50th percentile of the compensation range of the survey of peer companies referred to previously in this report. As discussed above, in April 1995, the ECC approved the issuance, as of June 13, 1995, to Mr. Zarkin of 100,000 non-statutory options in lieu of a salary increase for the 52-week period beginning June 4, 1995.

  Mr. Zarkin's MIP award provides a target opportunity equal to 50% of base salary if performance goals are met; the actual payout can vary between 0% and 80% of base salary. The MIP payout to Mr. Zarkin for 1994 was equal to 80% of his salary. Mr. Zarkin received a grant of options for 100,000 shares during 1994. The number of options granted to Mr. Zarkin was subjectively determined based on Mr. Zarkin's success in providing leadership to the Company and after a review of competitive compensation data of executives at the same group of peer companies referred to previously in this report without targeting a specific percentile range. The option grant encourages long-term performance and promotes management retention while further aligning shareholders' and management's interests in enhancing the value of the Company's Common Stock.

                                          Executive Compensation Committee

                                          Lorne R. Waxlax, Chairman
                                          S. James Coppersmith
                                          Stanley H. Feldberg

COMPENSATION OF EXECUTIVES

  The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal 1992, 1993 and 1994 to (i) the Company's Chief Executive Officer, (ii) the Company's four other most highly compensated executive officers during 1994 who were serving as executive officers of the Company on January 28, 1995 and (iii) a former executive officer of the Company who would have been one of the four other most highly compensated executive officers but for the fact that he was not serving as an executive officer on January 28, 1995 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                     ANNUAL COMPENSATION         COMPENSATION
                                 --------------------------- ---------------------
                                                                    AWARDS
                                                             ---------------------
                                                     OTHER                            ALL
                                                    ANNUAL   RESTRICTED SECURITIES   OTHER
        NAME AND                                    COMPEN-    STOCK    UNDERLYING  COMPEN-
   PRINCIPAL POSITION    YEAR(1)  SALARY   BONUS   SATION(2) AWARDS(3)  OPTIONS(4) SATION(5)
   ------------------    ------- -------- -------- --------- ---------- ---------- ---------
Herbert J. Zarkin.......  1994   $552,692 $442,154 $    --    $    --    100,000   $ 31,969
 President and            1993    494,038  193,861      --     640,625   100,000      5,396
 Chief Executive Officer  1992    441,135  237,479      --     320,313    25,000      3,491
Allan P. Sherman........  1994    422,885  189,420  219,829        --     65,000    101,114
 Executive Vice           1993    332,692  123,756      --     224,688    35,000    172,277
 President,
 President--HomeBase
John J. Nugent..........  1994    332,692  188,038      --         --     65,000     21,135
 Executive Vice           1993    237,923   84,592      --     229,375    35,000      5,439
 President,
 President--BJ's
 Wholesale Club
Edward J. Weisberger....  1994    197,847   86,777      --         --     40,000     14,392
 Senior Vice President    1993    175,630   19,144      --      46,813     6,000      5,396
 and Chief Financial      1992    169,135   40,127      --      65,625     5,000      3,910
 Officer
Sumner L. Feldberg......  1994    212,961      --       --         --     50,000        --
 Chairman of the Board    1993    139,500      --       --         --        --         --
                          1992    142,183      --       --         --        --         --
Dale N. Garth(6)........  1994    156,346   76,594      --         --     40,000    300,000
                          1993    219,807   23,959      --      83,594    12,500      1,817
                          1992     92,883   22,037      --     117,188    12,500          0

- - --------
(1) Refers to fiscal year ended in January of the following year. 1992 contained 53 weeks. 1993 and 1994 were 52-week years.

(2) The aggregate value of cash and non-cash perquisites, including automobile allowances and reimbursement for tax liabilities related to Company contributions under WERP (see "Retirement Benefits"), is not included in the table where it does not exceed the lesser of $50,000 or 10% of salary plus bonus for the named individual. Includes for Mr. Sherman $137,240 for loan forgiveness and the value of the interest-free component of a housing loan from the Company pursuant to the terms of his employment contract, and $60,374 for reimbursement of tax liabilities related to that loan and certain items included under "All Other Compensation."

(3) Restricted Stock Awards represent grants of PARS issued under the Company's 1989 Stock Incentive Plan. The dollar value of the PARS is based on the closing market price of the Company's Common Stock on the date of grant. The following table presents the number of shares of PARS issued to Named Executive Officers in each of the last three fiscal years, their

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

   aggregate restricted stock holdings (which consist entirely of PARS) as of January 28, 1995 and the value of such holdings based on the closing market price of the Company's Common Stock on January 27, 1995 ($17.00). All shares shown below for Mr. Garth were cancelled and returned to the Company in 1994 as a result of termination of his employment.

                                                                 RESTRICTED
                                        NUMBER OF SHARES OF    STOCK HOLDINGS
                                      RESTRICTED STOCK ISSUED    AT 1/28/95
                                      ------------------------ ---------------
                                       1994    1993     1992   SHARES  VALUE
                                      --------------- -------- ------ --------
   Herbert J. Zarkin.................     0    50,000   12,500 53,412 $908,004
   Allan P. Sherman..................     0    17,500    5,000 22,500  382,500
   John J. Nugent....................     0    17,500    5,000 20,380  346,460
   Edward J. Weisberger..............     0     3,500    3,500  9,065  154,105
   Sumner L. Feldberg................     0         0        0      0        0
   Dale N. Garth.....................     0     6,250    6,250      0        0

  No vesting of PARS issued during fiscal 1993 can occur until the conclusion of fiscal 1995. At that time, 0% to 100% of the award will vest depending upon the achievement of certain Company or divisional performance criteria for either the three-year or two-year period that ends on that date. Any shares which do not vest on that date will vest in equal 25% increments annually at the end of the following four fiscal years. Of the PARS issued in fiscal 1992, the following shares vested at the end of fiscal 1994: Mr. Zarkin, 9,088; Mr. Sherman, 0; Mr. Nugent, 2,120; and Mr. Weisberger, 2,545. The remaining PARS will vest in equal 25% increments annually at the end of the following four fiscal years. Performance criteria include cumulative earnings per share and cumulative divisional income goals. In the event of a change of control (as defined), each Named Executive Officer's PARS would become unrestricted.

  Holders of restricted shares are entitled to the same dividends as those paid to holders of unrestricted shares.

(4) Reflects the grant of options to purchase Common Stock. The Company has never granted stock appreciation rights.

(5) For fiscal 1994 represents the Company's contributions under its 401(k) Savings Plan and WERP (see "Retirement Benefits") as presented below. With respect to Mr. Sherman, also includes $75,470 relating to relocation. With respect to Mr. Garth, the amount for fiscal 1994 represents severance payments. See "Employment Agreements."

                                                                  1994 COMPANY
                                                                  CONTRIBUTIONS
                                                                 ---------------
                                                                 401(K)
                                                                 SAVINGS
                                                                  PLAN    WERP
                                                                 ------- -------
   Herbert J. Zarkin............................................ $4,334  $27,635
   Allan P. Sherman.............................................  4,500   21,144
   John J. Nugent...............................................  4,500   16,635
   Edward J. Weisberger.........................................  4,500    9,892
   Sumner L. Feldberg...........................................      0        0
   Dale N. Garth................................................      0        0

(6) Mr. Garth served as Senior Vice President and Chief Financial Officer of the Company until September 28, 1994.

STOCK OPTION GRANTS

  The following table sets forth the stock option grants made by the Company to each of the Named Executive Officers during fiscal 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ---------------------------------------------
                                    PERCENT OF
                           NUMBER     TOTAL                            POTENTIAL REALIZABLE VALUE
                             OF      OPTIONS                             AT ASSUMED ANNUAL RATES
                         SECURITIES GRANTED TO                         OF STOCK PRICE APPRECIATION
                         UNDERLYING EMPLOYEES  EXERCISE OR                 FOR OPTION TERM(1)
                          OPTIONS   IN FISCAL   BASE PRICE  EXPIRATION ---------------------------
       NAME               GRANTED      YEAR    PER SHARE(2)    DATE    0%(3)     5%        10%
       ----              ---------- ---------- ------------ ---------- ----- ---------- ----------
Herbert J. Zarkin.......  100,000      7.0%       $17.75       3/4/04   $ 0  $1,116,289 $2,828,892
Allan P. Sherman........   65,000      4.6%        17.75       3/4/04     0     725,588  1,838,780
John J. Nugent..........   65,000      4.6%        17.75       3/4/04     0     725,588  1,838,780
Edward J. Weisberger....   20,000      1.4%        17.75       3/4/04     0     223,258    565,778
                           20,000      1.4%        18.50     10/11/04     0     232,691    589,685
Sumner L. Feldberg......   50,000      3.5%        18.50     10/11/04     0     581,728  1,474,211
Dale N. Garth(4)........   40,000      2.8%        17.75       3/4/04     0           0          0

- - --------
(1) The dollar amounts in these columns are the result of calculations at 0% and the arbitrary appreciation rates of 5% and 10% set by the SEC and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) All options granted in fiscal 1994 were granted with an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date of grant. These options expire ten years from the date of grant. Options granted in fiscal 1994 vest in equal installments over five years, except for Mr. Feldberg's options, which vest in two equal installments on 6/1/95 and 6/1/96. All options vest upon a change of control (as defined).

(3) No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent stock price appreciation will result in zero gain for the optionee.

(4) Options were cancelled during fiscal 1994 as a result of the executive's termination of employment.

AGGREGATED OPTION EXERCISES AND VALUATION

  The following table sets forth, on an aggregated basis, the exercise of stock options during fiscal 1994 by each of the Named Executive Officers and the fiscal year-end value of unexercised options held by such officers:

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            NUMBER OF                AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                         SHARES ACQUIRED  VALUE   ------------------------- -------------------------
       NAME                ON EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
       ----              --------------- -------- ----------- ------------- ----------- -------------
Herbert J. Zarkin.......        --       $   --     77,672       187,500     $267,464     $314,063
Allan P. Sherman........        --           --     28,750        96,250       53,281      109,219
John J. Nugent..........        --           --     37,875        95,250      164,047      102,188
Edward J. Weisberger....      2,000       17,750    13,436        47,000       34,932       16,313
Sumner L. Feldberg......        --           --          0        50,000            0            0
Dale N. Garth...........      3,125        8,984         0             0            0            0

- - --------
(1) Based on the fair market value of the Common Stock on January 27, 1995 ($17.00 per share), less the option exercise price.

LONG-TERM INCENTIVE AWARDS

  The following table sets forth information related to long-term incentive awards granted to the Named Executive Officers during fiscal 1994, pursuant to the WGIP:

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                           ESTIMATED FUTURE PAYOUTS
                            NUMBER      PERFORMANCE OR               UNDER
                          OF SHARES,  OTHER PERIOD UNTIL  NON-STOCK PRICE-BASED PLANS
                           UNITS OR       MATURATION     -----------------------------
       NAME              OTHER RIGHTS     OR PAYOUT      THRESHOLD  TARGET   MAXIMUM
       ----              ------------ ------------------ --------- -------- ----------
Herbert J. Zarkin.......   20 Units     FYE 1/95-1/97    $305,000  $524,700 $1,560,000
Allan P. Sherman........   15 Units     FYE 1/95-1/97     146,400   316,962  1,200,000
John J. Nugent..........   15 Units     FYE 1/95-1/97     152,400   305,676    900,000
Edward J. Weisberger....   10 Units     FYE 1/95-1/97     152,500   262,350    537,420
Sumner L. Feldberg......        --            --              --        --         --
Dale N. Garth(1)........   10 Units     FYE 1/95-1/97         --        --         --

- - --------
(1) Units were cancelled during fiscal 1994 as a result of executive's termination of employment.

  Employees in high-level management positions in the Company, as selected by the ECC, were awarded units under WGIP during fiscal 1994. Each unit has a value in dollars equal to a designated percentage of improvement in net income (for corporate executives) or divisional pre-tax income (for divisional executives) during the three-year fiscal period ending January 25, 1997 over base period income, as defined, for fiscal 1993. No payment will be made unless cumulative net or pre-tax income, as applicable, is at least equal to 10% compounded growth over the base period amount. The "threshold" amounts in the table above would be earned upon achievement of 10% compounded growth in earnings. No participant may receive a cash award in excess of 300% of the participant's annualized base salary as of the beginning of the award period. This limit is reflected in the "maximum" amount column of the table above. The WGIP does not specify a target payout amount. Accordingly, pursuant to SEC rules, the target payout level in the table above assumes in each case that fiscal 1994's income level will be achieved in each of the three fiscal years during the award period. The dollar amounts in the table are not intended to forecast future payments, if any, under WGIP.

  One-half of the cash award earned under WGIP for the three-year award period ending January 25, 1997 will be paid in April 1997 to participants employed through January 25, 1997. The remaining one-half of the award will be paid in April 1998, contingent upon employment continuing through March 31, 1998.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on the Standard and Poor's 500 Stock Index and the Dow Jones Industry Group Index OTS--Other Specialty Retailers from January 31, 1990 to January 28, 1995. The Dow Jones Industry Group Index OTS--Other Specialty Retailers is comprised of 118 specialty retail companies, including the Company and all other publicly-traded membership warehouse clubs and home improvement chains (other than those operated as divisions of other companies). This index does not include department stores, discount stores, drug stores or supermarkets. The graph assumes that the value of the investment at January 31, 1990 was $100 and that all dividends were reinvested.






                             [GRAPH APPEARS HERE]



                                              Dow Jones
                                            Industry Group
                                            Index OTS-Other
Measurement period               Waban        Specialty         Standard & Poor's
(Fiscal Year Covered)             Inc.        Retailers         500 Stock Index
- - ---------------------           --------    ---------------     -----------------
Measurement PT -
01/31/90                        $ 100        $ 100               $ 100

FYE 01/31/91                    $ 129.73     $ 106.47            $ 108.38
FYE 01/31/92                    $ 216.22     $ 147.27            $ 132.99
FYE 01/31/93                    $ 182.43     $ 181.63            $ 147.09
FYE 01/29/94                    $ 154.04     $ 189.62            $ 166.03
FYE 01/28/95                    $ 183.78     $ 183.15            $ 166.91


RETIREMENT BENEFITS

 Retirement Plans

  The Company's Retirement Plan (the "Retirement Plan"), in which Messrs. Zarkin, Nugent and Weisberger participate, was frozen on July 4, 1992, when the Company's 401(k) Savings Plan was enhanced. Benefits under the Retirement Plan ceased to accrue after that date.

  The following table shows, for each of such participating officers, the estimated annual benefits payable under the Retirement Plan upon normal retirement (age 65) on the basis of a straight life annuity.

                                                                         ANNUAL
   NAME                                                                 BENEFITS
   ----                                                                 --------
   Herbert J. Zarkin................................................... $65,667
   John J. Nugent...................................................... $ 5,121
   Edward J. Weisberger................................................ $27,553

  Participants accrue no benefits for service after July 4, 1992 under the Retirement Plan. Messrs. Zarkin, Nugent and Weisberger are fully vested in their accrued benefits.

 Executive Retirement Plan

  Effective as of January 30, 1994, the Waban Inc. Executive Retirement Plan ("WERP"), a defined contribution plan, was adopted. Under the WERP, those employees in high-level management positions in the Company, as selected by the ECC, including all executive officers, are eligible to receive cash annual retirement contributions in an amount determined by the ECC; provided that the smallest annual retirement contribution shall equal, on an after-tax basis, at least three percent of the participant's base salary. All amounts paid under the WERP are to be used exclusively to fund an investment vehicle selected by the ECC which is appropriate to provide retirement income, such as an insurance policy.

  The Company made retirement contributions after the end of 1994 equal to 5% of each participant's base salary during 1994. If the participant terminates employment prior to the end of the fiscal year in which the participant is credited with four years of service, the participant forfeits the right to any benefit under the WERP. As of January 28, 1995, Messrs. Zarkin, Nugent and Weisberger were credited with at least four years of service and Mr. Sherman was credited with three years of service.

EMPLOYMENT AGREEMENTS

  Under the Company's employment agreement with Herbert J. Zarkin, Mr. Zarkin receives a minimum annual base salary of $570,000 and participates in specified incentive and other benefit plans. The Company is entitled to terminate Mr. Zarkin's employment at any time with or without cause (as defined). If his employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, or if a change of control occurs, Mr. Zarkin is entitled to payment of certain cash compensation amounts and continuation of base salary and certain benefits for a period of 24 months after termination at the rate in effect upon termination. The continuing base salary payments are subject to reduction after twelve months for compensation earned by Mr. Zarkin from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Zarkin from other employment.

  Under the Company's employment agreement with Allan P. Sherman, Mr. Sherman receives a minimum annual base salary of $435,000 and participates in specified incentive and other benefit plans. In addition, in connection with his election as President of HomeBase, the Company agreed to extend to him an interest-free loan of $700,000 for the purchase of a residence in California and to forgive the loan over seven years in equal installments, $100,000 of which was forgiven in fiscal 1994. The Company also agreed to make certain tax "gross-up" payments to Mr. Sherman. The Company is entitled to terminate Mr. Sherman's employment at any time with or without cause (as defined). If Mr. Sherman's employment terminates by reason of death, disability or termination by the Company other than for cause, the Company is required to pay certain cash compensation amounts, to continue payment of Mr. Sherman's base salary and certain benefits for 52 weeks after termination at the rate in effect upon termination, and to extend the term of Mr. Sherman's relocation loan, including the provisions for debt forgiveness. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Sherman from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Sherman from other employment.

  The Company has an employment agreement with each of Messrs. Nugent and Weisberger under which they receive minimum annual base salaries of $350,000 and $225,000, respectively, and participate in specified incentive and other benefit plans. If employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, each such executive is entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for twelve months at the rate in effect upon termination. The continuing base salary payments are subject to reduction after three months for compensation earned by the executive from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by the executive from other employment.

  In the event of a change of control followed by termination of employment as described below under "Change of Control Severance Benefits", each of Messrs. Zarkin, Sherman, Nugent and Weisberger would be entitled to the termination benefits described thereunder, to the extent such benefits would exceed the benefits otherwise described above.

  During 1994 the Company entered into a termination agreement with Dale N. Garth, a former executive officer of the Company. Under this agreement, Mr. Garth received MIP payments totalling $76,594 and will receive his base salary (which was $240,000 per year at the time of termination), and certain benefits to which he was entitled during his employment, until September 29, 1995. Under certain conditions, payment of Mr. Garth's base salary may continue for an additional 13 weeks.

CHANGE OF CONTROL SEVERANCE BENEFITS

  The Company provides change of control severance benefits to Messrs. Zarkin, Sherman, Nugent and Weisberger under individual agreements. Under the agreements, in general, upon a change of control (as defined) of the Company, the employee would be entitled to accelerated lump-sum payments of the MIP target award for the year in which the change of control occurs. If, during the 24-month period following a change of control, the Company were to terminate the executive's employment other than for cause (as defined) or the executive were to terminate his employment for reasons specified in the agreement, or if employment were to terminate by reason of death, disability or incapacity, the employee would be entitled to receive an amount equal to two times the employee's annual base salary. For up to two years following termination, the Company would also be obligated to provide specified benefits, including continued health, medical and life insurance and disability benefits. The foregoing benefits would be payable whether or not they gave rise to a federal excise tax on so-called "excess parachute payments" or were non-deductible, except to the extent a reduction in amounts paid would maximize the employee's after-tax benefits. The Company would also be obligated to pay all legal fees and expenses reasonably incurred by the employee in seeking enforcement of contractual rights following a change of control. In addition, upon a change of control, any agreement by the employee not to compete with the Company following termination of his employment would cease to be effective.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its directors and executive officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a director or officer of the Company or served at the Company's request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except to the extent Delaware law permits broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by the Company's Certificate of Incorporation and by Delaware law.

               DIRECTORS' PROPOSAL TO AMEND STOCK INCENTIVE PLAN
                            (ITEM 2 ON PROXY CARD)

  On April 13, 1995, the Board of Directors adopted, subject to approval by the stockholders, an amendment to the Company's 1989 Stock Incentive Plan ("Stock Incentive Plan") (i) increasing the maximum number of shares of Common Stock issuable under the Stock Incentive Plan from 3,750,000 to 5,750,000,
(ii) providing that all options granted under the Stock Incentive Plan shall have an exercise price not less than the fair market value of the Common Stock as of the date of grant and (iii) limiting to 250,000 the maximum number of shares of Common Stock with respect to which options may be granted to any one employee in a calendar year.

  As of March 31, 1995, 341,112 shares remained available for future grants under the Stock Incentive Plan. Stockholder approval of the addition of 2,000,000 shares should provide a sufficient number of shares to enable option and other grants to be made through the life of the Stock Incentive Plan, which currently expires on June 14, 1999.

  As of March 31, 1995, options and stock-based awards have been granted under the Stock Incentive Plan with respect to an aggregate of 3,408,888 shares (net of cancellations and forfeitures). The Board of Directors believes that the proposed increase in the number of shares issuable under the Stock Incentive Plan will enhance the purposes of the Stock Incentive Plan which are to further the growth and development of the Company by granting to eligible officers and key employees an incentive to stock ownership and a more direct stake in the Company's welfare.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENTS TO THE STOCK INCENTIVE PLAN.

DESCRIPTION OF THE STOCK INCENTIVE PLAN

  The Stock Incentive Plan permits the granting of a variety of stock and stock-based awards to officers and key employees of the Company and its subsidiaries, including: stock options; restricted and unrestricted shares; rights to receive cash or shares on a deferred basis or based on performance; rights to receive cash or shares in respect of increases in the value of Common Stock; cash payments sufficient to offset the federal ordinary income taxes of participants resulting from transactions under the Stock Incentive Plan; loans to participants in connection with awards; and other Common Stock-based awards, including the sale or award of convertible securities, that meet the requirements of the Stock Incentive Plan. The Stock Incentive Plan also provides that option holders may, unless otherwise provided at the time of grant, surrender outstanding options in exchange for a cash payment during the 60-day period following a Change of Control of the Company (as defined in the Stock Incentive Plan).

  The Stock Incentive Plan is administered by the ECC. The ECC has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Stock Incentive Plan.

  Subject to adjustment for stock splits and similar events, currently a total of 3,750,000 shares of Common Stock may be issued under the Stock Incentive Plan. The Stock Incentive Plan also permits the issuance of securities convertible into Common Stock, including a maximum of 500,000 shares of preferred stock of the Company. Awards and shares which are forfeited, reacquired by the Company or satisfied by a cash payment or otherwise without the issuance of Common Stock are not counted toward this limitation. Shares delivered under awards in substitution for awards held by employees of companies or businesses acquired by the Company or its subsidiaries are in addition to the maximum number of shares authorized under the Stock Incentive Plan to the extent that the substitute awards (i) are granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and (ii) are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 under the Exchange Act, by the stockholders of the predecessor entity.

  The ECC is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee may provide for substitution or adjustments or may accelerate or, upon payment or other consideration for the vested portion of any awards as the ECC deems equitable, terminate such awards (subject to the provisions described under "Change of Control" below). The Board of Directors may at any time amend or discontinue the Stock Incentive Plan and the ECC may at any time amend or cancel awards (or provide substitute awards or reduced exercise or purchase prices, including lower-priced awards upon the termination of any then outstanding awards), and may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine to be appropriate. However, no such action may adversely affect any rights under outstanding awards without the holder's consent. Moreover, any amendment that would cause the Stock Incentive Plan to fail to satisfy any then applicable incentive stock option rules under the Code or any stockholder approval requirements of Rule 16b-3 under the Exchange Act, as such Rule is in effect at the time of such amendment, shall be ineffective unless approved by the stockholders.

  Persons eligible to participate in the Stock Incentive Plan are those full- or part-time officers and other key employees of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company, as selected from time to time by the ECC. Persons who are not employees of the Company or a parent or subsidiary (as those terms are used in Section 422 of the Code) are not eligible to receive grants of incentive options, as defined below. The Stock Incentive Plan limits the terms of awards to 10 years (10 years and one day in the case of non-statutory options, as defined below) and currently prohibits the granting of awards more than 10 years after the effective date of the Stock Incentive Plan.

  Stock Options. The Stock Incentive Plan permits the granting of non-transferable stock options to acquire Common Stock that qualify as incentive stock options ("incentive options") under Section 422 of the Code and non-transferable stock options that do not so qualify ("non-statutory options"). The ECC may provide that, upon exercise of an option, the participant will receive shares of Restricted Stock or Deferred Stock awards (see below). The exercise price of each option is determined by the ECC, but, if this proposal is approved by the stockholders, may not be less than 100% of the fair market value of the shares on the date of grant.

  The ECC determines the term of each option and at what time or times each option may be exercised, and the exercisability of options may be accelerated by the ECC. In the event of termination of employment by reason of normal retirement, disability or death, an option may thereafter be exercised (to the extent it was then exercisable) for a period of three years, or such shorter period as may be specified by the ECC at the time of grant, subject to the stated term of the option. In the event of termination of employment for any reason other than normal retirement, disability or death, an option may thereafter be exercised, to the extent then exercisable, for three months (or such longer period of up to three years as the ECC determines at or after the grant date) following termination, subject to the stated term of the option. However, options cease to be exercisable upon termination for Cause (as defined in the Stock Incentive Plan).

  Stock Appreciation Rights. The ECC may grant non-transferable stock appreciation rights entitling the holder upon exercise to receive an amount, in any combination of cash or shares of unrestricted Common Stock, Restricted Stock or Deferred Stock awards, not greater in value than the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights may be granted separately from or in tandem with the grant of an option. In addition, the ECC may determine, if so requested by an option holder, that the Company will pay the optionee, in cancellation of an option not accompanied by a related stock appreciation right, any combination of cash, unrestricted Common Stock, Restricted Stock or Deferred Stock awards not greater in value than the increase since the date of grant in the value of the shares covered by the option.

  The exercise value of a stock appreciation right is generally determined by reference to the closing sale price of Common Stock on the date of exercise. However, the ECC may establish, by rule of general application, a uniform method of determining an exercise value of any rights exercised or requests honored with respect to officers of the Company subject to Section 16(b) of the Exchange Act who are able to exercise such rights only during certain limited periods, not in excess of the highest closing sale price of Common Stock reported on the New York Stock Exchange Composite Transactions Index during such period.

  Restricted Stock and Unrestricted Stock. The ECC may award shares of Common Stock subject to such conditions and restrictions (including vesting) as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock may not exceed the par value of those shares.

  The ECC may at any time waive such restrictions, including through accelerated vesting. Shares of Restricted Stock are non-transferable and if a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, the Company may require the forfeiture of or repurchase the shares. A holder of Restricted Stock has all rights of a stockholder with respect to such stock, subject only to conditions and restrictions generally applicable to Restricted Stock or specifically set forth in the Restricted Stock award agreement.

  The ECC may grant shares (at no cost or for a purchase price equal to par value or less) which are free from any restrictions under the Stock Incentive Plan ("Unrestricted Stock").

  Deferred Stock. The ECC may make Deferred Stock awards under the Stock Incentive Plan. These are non-transferable awards entitling the recipient to receive shares of Common Stock without any payment in one or more installments at a future date or dates. Receipt of Deferred Stock may be conditioned on such matters as the ECC shall determine, including continued employment or attainment of performance goals. Except as otherwise determined by the ECC prior thereto, all such rights terminate upon the participant's termination of employment.

  Performance Units. The ECC may award non-transferable Performance Units entitling the recipient to receive shares of Common Stock or cash in such combinations as the ECC may determine. Payment of the award may be conditioned on achievement of specified performance goals over a fixed or determinable period and such other conditions as the ECC may determine. Except as otherwise determined by the ECC prior thereto, rights under a Performance Unit award terminate upon a participant's termination of employment.

  Other Stock-based Awards. The ECC may grant other types of awards of, or based on, Common Stock ("Other Stock-based Awards"). Such awards may include securities convertible into or exchangeable for shares of Common Stock upon such conditions, including attainment of performance goals, as the ECC may determine. Convertible securities offered under Other Stock-based Awards may be convertible debt or shares, not exceeding in the aggregate 500,000 shares, of convertible preferred stock.

  The ECC may determine the amount and form of consideration, if any, payable upon the issuance or exercise of Other Stock-based Awards. However, Common Stock must be issued (including upon conversion, exchange or otherwise) either as bonus stock or for a price equal to at least 50% of its fair market value on the grant or the effective date (or conversion or exchange date), and securities convertible into Common Stock must be issued as a bonus or for a price equal to at least 50% of their fair market value on the grant or issuance date. The ECC may prescribe limitations or conditions requiring forfeiture by the participant, or permitting repurchase by the Company, of Other Stock-based Awards or related Common Stock or securities, and may at any time accelerate or waive any such limitations or conditions. The recipient of an Other Stock-based Award will have rights of a stockholder to the extent, if any, specified by the ECC in the Other Stock-based Award agreement.

  Supplemental Grants. The ECC may authorize loans from the Company in connection with awards granted or exercised under the Stock Incentive Plan. Loans may be for up to 10 years, may be secured or unsecured and may be with or without recourse against the participant. Each loan shall be subject to such additional terms and conditions and shall bear such rate of interest, if any, as the ECC shall determine. However, the amount of any loan may not exceed the total exercise or purchase price plus an amount equal to the cash payment which could have been paid to the borrower in respect of taxes as described in the next paragraph.

  The ECC may at any time grant to a participant the right to receive a cash payment in connection with taxable events (including the lapse of restrictions) under grants or awards. The amount of such payment is determined in relation to the taxable amount recognized in respect of such other grant or award, based on the maximum marginal federal tax rate (or such lower rate as the ECC may determine) in effect at the time such taxable income is recognized. The amount of any such payment may be up to but may not exceed the amount estimated to be necessary to cover the federal income tax so calculated as due with respect to such other grant or award and with respect to the cash payment itself.

  Dividends and Deferrals. The ECC may require or permit the immediate payment or the waiver, deferral or investment of dividends paid on awards under the Stock Incentive Plan and amounts equal to dividends which would have been paid if shares subject to an award had been outstanding, and may permit participants to make elections to defer receipt of benefits under the Stock Incentive Plan. The ECC may also provide for the accrual of interest or dividends on amounts deferred under the Plan on such terms as the ECC may determine.

  Change of Control. The Stock Incentive Plan provides that, in the event of a Change of Control of the Company, unless otherwise expressly provided at the time of grant, all stock options and stock appreciation rights will become immediately exercisable. Restrictions and conditions on other awards will automatically be deemed satisfied to the extent that the ECC may determine (whether at or after the time of grant). The definition of Change of Control, however, provides that, unless otherwise determined by the ECC, a transaction shall not be deemed to be a Change of Control with respect to a participant if the participant takes part in the transaction (within the meaning of the definition).

  Also in the event of a Change of Control, during the 60-day period following such Change of Control each optionholder (other than the holder of an option as to whom the ECC determined at the time of grant that the rights described below would not apply, and other than any optionholder who initiates the Change of Control or who participates in the transaction in the manner specified in the definition of Change of Control) may, upon notice to the Company, surrender outstanding options to the Company in exchange for a cash payment equal to the excess of the fair market value (subject to the special rule for non-statutory options described below) on the date of surrender of the shares subject to the option over the aggregate exercise price. Persons subject to Section 16(b) of the Exchange Act must have held such options for at least six months prior to surrender. In addition, except as otherwise provided by the ECC, the availability to persons subject to Section 16(b) of the Exchange Act of this right to surrender options for cash upon a Change of Control is conditioned on the receipt of a favorable interpretive letter of the staff of the Securities and Exchange Commission with respect to this right. For purposes of the surrender of non-statutory options, "fair market value" means the highest reported sales price, regular way, of a share of Common Stock on the NYSE Composite Transactions Index during the 60-day period prior to the Change of Control or, if higher (in the case of a Change of Control occurring by reason of certain acquisitions), the highest per share price paid or reported in connection with such acquisition.

  As of January 28, 1995, the Company had approximately 18,000 employees. On April 21, 1995, the closing sale price of the Common Stock on the New York Stock Exchange was $16.

  The granting of awards under the Stock Incentive Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group. However, on April 13, 1995, the ECC approved the issuance, as of June 13, 1995, subject to and contingent upon stockholder approval of this proposal, of 240,000 non-statutory stock options in lieu of salary increases for the period June 4, 1995 through June 2, 1996 to certain current executive officers. The following table sets forth the benefits received by the indicated persons and groups under the Stock Incentive Plan during fiscal 1995 prior to the date of this proxy statement (including the 240,000 options whose issuance is conditioned on stockholder approval of this proposal):

                             NEW PLAN BENEFITS(1)

                           1989 STOCK INCENTIVE PLAN

                                                             DOLLAR    NUMBER
NAME AND POSITION                                           VALUES(2) OF SHARES
- - -----------------                                           --------- ---------
Herbert J. Zarkin, President and Chief Executive Officer...     $0     100,000
Allan P. Sherman, Executive Vice President, President-
 HomeBase..................................................      0      50,000
John J. Nugent, Executive Vice President, President-BJ's
 Wholesale Club............................................      0      50,000
Edward J. Weisberger, Senior Vice President and Chief
 Financial Officer.........................................      0      40,000
Sumner L. Feldberg, Chairman of the Board..................      0           0
Dale N. Garth..............................................      0           0
Executive Group............................................      0     240,000
Non-Executive Director Group...............................      0           0
Non-Executive Officer Employee Group.......................      0       1,000

- - --------
(1) The amounts in this table reflect benefits under the Stock Incentive Plan granted during fiscal 1995 prior to the date of this proxy statement or to be granted on June 13, 1995 if this proposal is approved by the stockholders. Since the granting of awards is discretionary, the Company cannot now determine the number or type of awards to be granted during the remainder of fiscal 1995.
(2) Represents the difference between the exercise price per share payable by the indicated person and the fair market value of the Common Stock on the date of grant.

CERTAIN FEDERAL INCOME TAX ASPECTS OF THE STOCK INCENTIVE PLAN

  The following discussion is for general information only and does not purport to be a complete description of federal tax aspects of the Stock Incentive Plan. In particular, as discussed below, special rules may apply to participants subject to Section 16(b) of the Exchange Act.

  Incentive Options. The grant of an incentive option does not produce taxable income to the optionee or a deduction to the Company. If an incentive option is exercised while the optionee is employed or within three months following the termination of employment (twelve months in the case of termination of employment because of permanent disability), or after the optionee's death if death occurs during the foregoing periods, exercise of the option will in general also not produce taxable ordinary income to the optionee or a deduction to the Company. For alternative minimum tax purposes, however, such exercise will increase the optionee's "alternative minimum taxable income" and may result in a liability to pay the alternative minimum tax.

  If an incentive option is exercised other than as described above, the tax consequences will be the same as those described below for non-statutory options. Also, to the extent that the aggregate fair market value of the stock (determined at time of grant) with respect to which incentive options granted under all options plans of the Company and its subsidiary corporations are exercisable for the first time by an individual during any calendar year exceeds $100,000, such options will be treated as non-statutory stock options.

  If stock acquired upon the exercise of an incentive option is not disposed of within two years from the date the option is granted or within one year after the date the option is exercised, gain or loss recognized upon disposition of the stock will be capital gain or loss. If these one-year and two-year holding period requirements are not satisfied, the participant will realize ordinary income at the time of disposition of the stock. (A disposition giving rise to such ordinary income is referred to as "disqualifying disposition".) Upon a disqualifying disposition, a participant will generally realize ordinary income equal to the difference between fair market value of the stock on the date of exercise and the exercise price, and the Company will be entitled to a deduction equal to such amount. Any additional gain recognized in the disposition will be a capital gain for which no deduction will be available. If the disqualifying disposition is a sale or exchange with respect to which loss (if sustained) would be recognized, then the amount of ordinary income realized upon the disqualifying disposition (and the amount of the Company's deduction) will not exceed the excess of the amount realized on such sale or exchange over the adjusted basis of the stock.

  If a participant exercises an incentive option in whole or in part by surrendering previously-acquired stock, no gain or loss is recognized on the exchange of the previously-acquired shares unless the exchange results in a disqualifying disposition of the shares surrendered. Such a disqualifying disposition may result in the realization of ordinary income.

  Non-statutory Options. The grant of a non-statutory option does not produce taxable income to the optionee or a deduction to the Company. A participant exercising a non-statutory option realizes ordinary income in the amount of the difference between the exercise price and the then market value of the shares, and the Company is entitled to a corresponding deduction (subject to any withholding or reporting requirements). If a participant exercises a non-statutory option by surrendering previously-acquired stock, no gain or loss is recognized on the exchange for an equivalent number of new shares. The participant will realize ordinary income, and the Company will be entitled to a corresponding deduction (subject to any withholding or reporting requirements), in general equal to the fair market value of any new shares received in excess of the number of previously-acquired shares surrendered in the exchange.

  Surrender of Options. If an individual surrenders all or any portion of an option in exchange for cash or stock, the individual realizes ordinary income subject to withholding (and the Company is in general entitled to a deduction) equal to the amount of cash and the fair market value of the stock received.

  Stock Appreciation Rights. No income is realized by an individual in connection with the grant of a stock appreciation right. A participant exercising a stock appreciation right realizes ordinary income subject to withholding (and the Company is entitled to a corresponding deduction) equal to the amount of cash and the fair market value of any shares received.

  Restricted Stock. In general, an award of Restricted Stock under the Stock Incentive Plan will result in ordinary income to the employee only if, and when, the shares of Restricted Stock become transferable or are no longer subject to a substantial risk of forfeiture. Notwithstanding these general rules, an employee may elect under Section 83(b) of the Code to recognize immediately the ordinary income associated with an award of Restricted Stock. In any case, the ordinary income will equal the excess of the fair market value of the shares of Restricted Stock, determined as of the date the income with respect to such shares is recognized, over the price (if any) paid. The Company will in general be entitled to a deduction equal to the amount of the ordinary income, if any, subject to the limitations of Section 162(m) of the Code, recognized by the employee in respect of the transfer of shares of Restricted Stock. If any employee who has elected immediate recognition under
Section 83(b) of the Code subsequently forfeits such shares, he or she will be entitled to a capital loss equal to the excess, if any, of the amount of the adjusted basis of the stock over any refund of the purchase price paid to the employee upon the forfeiture. An employee selling shares after forfeiture restrictions have lapsed or been removed will recognize capital gain or loss equal to the difference between the ordinary income previously recognized (plus any amount paid for the shares) and the amount received upon sale. If Restricted Stock is received in connection with another award under the Stock Incentive Plan, the ordinary income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for Restricted Stock.

  Deferred Stock. An employee granted an award of Deferred Stock will not realize income upon grant, nor will the Company be entitled to any deduction at that time. The employee will generally recognize ordinary income (and the Company will be entitled to a deduction, subject to the limitations of Section 162(m) of the Code) equal to the fair market value of the shares upon the transfer of shares to the employee at the expiration of the last applicable deferral period. Amounts paid to an employee in respect of Deferred Stock prior to such transfer, and dividends paid on shares of Deferred Stock after such transfer, will be taxable as ordinary income to the employee. The Company will in general be entitled to a deduction for any amounts paid in respect of awarded shares prior to such transfer. Upon a sale of such shares, the employee will recognize capital gain or loss equal to the difference between the ordinary income previously recognized in respect of the transfer of the shares to the employee and the amount received upon sale. If a right to Deferred Stock is received under another award under the Stock Incentive Plan (for example, upon exercise of an option), the ordinary income and the deduction, if any, associated with such award may be deferred as described above for Deferred Stock.

  Other Stock-based Awards. The tax consequences associated with Stock-based Awards under the Stock Incentive Plan other than those specifically described above, will, in general, be as follows:

  Prior to the receipt of shares by an employee, the employee will recognize no income and the Company will not be entitled to a deduction. Upon such receipt, or if later, when the shares become transferable or are no longer subject to a substantial risk of forfeiture, the employee will realize ordinary income (and the Company will in general be entitled to a deduction, subject to the limitations of Section 162(m) of the Code) equal to the excess of the fair market value of the shares at such time over any amount paid for the shares. If shares at the time of receipt are subject to a substantial risk of forfeiture and are non-transferable, the employee may elect, at the time of receipt, under Section 83(b) of the Code, to have the ordinary income in respect of the receipt recognized and measured at the time of receipt. (If such shares are subsequently forfeited, the employee will be entitled to a capital loss equal to the excess, if any, of the amount of the adjusted basis of the stock over the amount received upon forfeiture.)

  Upon a sale of shares received under an Other Stock-based Award, the difference between the amount of ordinary income previously realized in respect of such shares (plus any amount paid for the shares) and the amount received in the sale will be a capital gain or loss. If cash is transferred to the employee under an Other Stock-based Award, the employee will include as ordinary income at the time of receipt the full amount of cash received.

  It is unclear how the receipt of convertible securities under the Stock Incentive Plan will be treated for federal tax purposes. The tax consequences will depend in part on whether, under the law at the time of the receipt, the receipt is deemed to involve an option and, if so, whether the option element has a readily ascertainable fair market value. If the convertible security is analyzed for tax purposes as a single unit of property, rather than property having a separate option feature, or if the option feature is deemed to have a readily ascertainable fair market value, then the employee will realize ordinary income (and the Company will in general be entitled to a deduction), at the time of receipt of the security equal to the fair market value at that time (except that if the security is not transferable and is subject to a substantial risk of forfeiture, income will be recognized and a deduction will generally be available to the Company at such later time as the security becomes transferable or the relevant restrictions lapse unless immediate recognition is elected under Section 83(b) of the Code). If the convertible security is analyzed for tax purposes as a single unit of property, the subsequent exercise of the conversion feature will not result in the recognition of income. On the other hand, if the security is viewed under applicable tax principles as consisting in part of property and in part of an option without a readily ascertainable fair market value, no income will be recognized by the employee in respect of the option element until conversion of the security at which time the employee will be treated for tax purposes as if he or she had exercised a non-statutory option.

  Supplemental Grants. In general, bona fide loans made under the Stock Incentive Plan will not result in taxable income to the recipient or in a deduction to the Company. However, any such loan made at a rate of interest lower than certain rates specified under the Code may result in the difference being included in the borrower's income. Forgiveness of all or a portion of a loan will also result in income to the borrower and a deduction for the Company, subject to the limitations of Section 162(m) of the Code. In general, interest paid on loans under the Stock Incentive Plan will be deductible only if it constitutes "investment interest", and the deductibility of investment interest will in general be limited by the borrower's investment income. If outright cash grants are given in order to facilitate the payment of award-related taxes, the grants will be included as ordinary income by the recipient at the time of receipt and will in general be deductible by the Company.

  Payments in Respect of Change of Control. The Stock Incentive Plan provides for acceleration or payment of awards and related stock in the event of a Change of Control, as defined in the Stock Incentive Plan. Under the Code's so-called "parachute payment" rules, if a "disqualified individual" receives or is deemed to have received compensation, contingent on a Change of Control, in an amount equal to or greater than three times his or her average compensation for the five years preceding the year in which the Change of Control occurs, the excess received (or deemed to have been received) over the five-year average base amount is treated as an "excess parachute payment". Except to the extent it can be shown that such an "excess parachute payment" involved reasonable compensation, such excess will be nondeductible to the Company and its recipient will be subject to a 20 percent excise tax (in addition to any other taxes).

  Participants Subject to Section 16(b). Special tax rules may apply in the case of awards under the Stock Incentive Plan to employees subject to the provisions of Section 16(b) of the Exchange Act. In general, Section 16(b) will cause stock acquired pursuant to such an award to be treated for tax purposes as nontransferable and subject to a substantial risk of forfeiture until six months after the date of grant. Accordingly, any income that would otherwise be recognized in respect of such award (under the rules described above) prior to the expiration of such six-month period will be deferred until such expiration unless the employee makes a timely election under Section 83(b) of the Code.

        DIRECTORS' PROPOSAL TO APPROVE 1995 DIRECTOR STOCK OPTION PLAN

                            (ITEM 3 ON PROXY CARD)

  The Company's 1995 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors of the Company on December 6, 1994, subject to stockholder approval. The Director Plan is designed to advance the interests of the Company and its stockholders. The Director Plan is intended to increase the proprietary interest in the Company of non-employee directors by providing a portion of their compensation in options to acquire shares of Common Stock and thereby align the interests of those directors more closely with the interests of the stockholders.

  The Board of Directors believes that stock options are important to attract and retain well-qualified persons for service as directors of the Company. The Director Plan will provide directors, through the grant of stock options, with the opportunity to increase their proprietary interest in the Company and thereby increase their personal interest in the Company's continued success. The Board of Directors believes that adoption of the Director Plan is appropriate in order to assure that stock options will be available for granting to directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" APPROVAL OF THE DIRECTOR PLAN.

DESCRIPTION OF THE DIRECTOR PLAN

  The principal provisions of the Director Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Director Plan, the entire text of which is attached hereto as Exhibit A and incorporated herein by reference.

  Under the terms of the Director Plan, a maximum of 150,000 shares (subject to adjustment as provided in the plan) of authorized but unissued Common Stock will be reserved for issuance.

  On the date of approval of the Director Plan by the stockholders, each non-employee director of the Company continuing in office after, or elected at, such meeting will be granted an option to purchase 3,000 shares of Common Stock. On the date of each subsequent annual meeting, each continuing non-employee director will be granted an option to acquire an additional 1,500 shares of Common Stock and each director newly elected or elected subsequent to the then most recent annual meeting will receive an option to purchase 3,000 shares of Common Stock. The option exercise price for each of these options shall equal the fair market value of a share of Common Stock on the date of grant as determined in accordance with the Director Plan. Each option will be non-transferable except upon death, will expire 10 years after the date of grant and will become exercisable on a cumulative basis as to one-third of the shares subject to the option on each of the first three anniversaries of the date of grant. If the director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, that option will immediately expire. Any vested options will remain exercisable for a period of one year following cessation of service as a director of the Company. All unexercised options will become exercisable in full beginning 20 days prior to the consummation of a merger or consolidation (as described in the Director Plan), acquisition, reorganization or liquidation and, to the extent not exercised, shall terminate immediately after the consummation of such merger, consolidation, acquisition, reorganization or liquidation. Options may be exercised by payment in cash or cash equivalents or by delivery of outstanding shares of Common Stock having a fair market value on the last business day preceding the date of exercise equal to the option exercise price.

CERTAIN FEDERAL INCOME TAX ASPECTS OF THE DIRECTOR PLAN

  For federal income tax purposes, options under the Director Plan are treated as non-statutory options. In general, in the case of a non-statutory option, the optionee has no federal taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation arising after the date of exercise is treated by the director as capital gain or loss for which the Company is not entitled to a deduction.

                   RELATIONSHIP WITH THE TJX COMPANIES, INC.

  In connection with the Company's 1989 spin-off from TJX (the "Spin-off"), the Company and TJX entered into a Distribution Agreement and a Services Agreement.

  The Distribution Agreement provides for, among other things, (i) the division between the Company and TJX of certain liabilities and (ii) certain other agreements governing the relationship between the Company and TJX following the Spin-off. Under the Distribution Agreement, TJX assumed certain liabilities relating to the Company's business for the period prior to the Spin-off. In general, the Company assumed responsibility for all post-Spin-off liabilities relating to its business. TJX retained liability for insured claims arising before the Spin-off and in 1999 will receive from (or pay to) the Company the amount by which TJX's costs at the end of this 10-year period exceed (or are less than) the reserve amount agreed to.

  Pursuant to the Services Agreement, TJX provided certain services, primarily data processing, to the Company during 1994, for which the Company paid TJX approximately $7.6 million. The Company has entered into an agreement with TJX pursuant to which TJX will provide data processing services to the Company through January 31, 1998.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with, except that Mr. Nugent filed one month late a Form 4 relating to the sale of 6,000 shares of Common Stock of the Company.

                             INDEPENDENT AUDITORS

  The directors have appointed Coopers & Lybrand as independent auditors to examine the financial statements of the Company for the fiscal year ending January 27, 1996. The Company expects that representatives of Coopers & Lybrand will be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company no later than 5 p.m. EST on December 29, 1995 in order to be considered for inclusion in the Company's proxy materials for that meeting. Proposals must be in writing and sent via registered or certified mail addressed to Sarah M. Gallivan, Secretary, Waban Inc., One Mercer Road, Natick, Massachusetts 01760. In addition, the Company's by-laws specify requirements relating to the timing and content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

                                 OTHER MATTERS

  The management has no knowledge of any other matter which may come before the meeting and does not intend to present any such other matter. However, if any such other matters shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

  Neither the Executive Compensation Committee Report appearing above at pages 7 through 10, nor the Performance Graph appearing above on page 16 shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

  The cost of solicitation of proxies will be borne by the Company. The Company has retained Shareholder Communications Corporation to assist in soliciting proxies by mail, telephone and personal interview for a fee of $5,000 plus expenses. Officers and employees of the Company may also assist in soliciting proxies in the same manner.

                                                                      EXHIBIT A

                       [LOGO OF WABAN INC. APPEARS HERE]

                        1995 DIRECTOR STOCK OPTION PLAN

1. PURPOSE

  The purpose of this 1995 Director Stock Option Plan (the "Plan") of Waban Inc. (the "Company") is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2. ADMINISTRATION

  (a) The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if the committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

  (b) The Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

3. PARTICIPATION IN THE PLAN

  Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4. STOCK SUBJECT TO THE PLAN

  (a) The maximum number of shares which may be issued under the Plan shall be 150,000 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), subject to adjustment as provided in Section 8 of the Plan.

  (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

  (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

  (d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. TERMS, CONDITIONS AND FORM OF OPTIONS

  Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

  (a) OPTION GRANT DATES AND NUMBER OF OPTIONS. Upon the date of the annual meeting of the stockholders of the Company at which the Plan is approved and adopted, the Company shall grant to each eligible director continuing in office after, or elected at, such meeting an option for 3,000 shares of Common Stock. Upon the date of each subsequent annual meeting of the stockholders of the Company, (i) the Company shall grant to each eligible director elected as a director for the first time at such meeting an option for 3,000 shares of Common Stock and (ii) the Company shall grant to each other eligible director continuing in office after, or elected at, such meeting an option for 1,500 shares of Common Stock. For purposes of this paragraph, each eligible director initially elected other than at an annual meeting of stockholders, shall be deemed to have been elected as a director for the first time at the next annual meeting of stockholders following his or her election as a director (provided such person is serving as a director on the date of such annual meeting).

  (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal the closing sale price per share of the Common Stock on the New York Stock Exchange on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) as reported in The Wall Street Journal (Eastern Edition).

  If the Common Stock is instead listed on another nationally recognized securities exchange on the date of grant, the option exercise price per share for each option granted under the Plan shall equal the reported closing sale price per share of the Common Stock by such exchange on the date of grant or if the Common Stock is traded on the Nasdaq National Market or another automated quotation system, the last reported sale price per share of the Company's Common Stock on such system on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding day) as reported in The Wall Street Journal (Eastern Edition). If the Common Stock is not listed on an exchange or reported in an automated quotation system, the fair market value per share on the date of grant shall be determined by the Board of Directors.

  (c) OPTIONS NON-TRANSFERABLE. Options granted under the Plan and the rights and benefits of participants under the Plan shall not be assignable or transferable by the optionee, whether voluntarily or by operation of law, otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during the optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

  (d) EXERCISE PERIOD. Each option shall become exercisable on a cumulative basis as to one-third of the shares subject to the option on each of the first three anniversaries of the date of grant of such option. In the event an optionee ceases to serve as a director, each such option may be exercised by the optionee (or, in the event of the optionee's death, by the optionee's administrator, executor or heirs), at any time within 12 months after the optionee ceases to serve as a director, to the extent such option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no option shall be exercisable after the expiration of ten years from the date of grant.

  (e) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of the Company's Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6. EFFECTIVE DATE AND TERMINATION

  (a) The Plan shall become effective on the date the Plan is approved and adopted by the stockholders of the Company.

  (b) Unless sooner terminated in accordance with its terms, the Plan shall terminate on the day following the date of the Company's annual meeting of stockholders for the year 2000. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

7. LIMITATION OF RIGHTS

  (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

  (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by such optionee's options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 8) for which the record date is prior to the date such certificate is issued.

  (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

8. CHANGES IN COMMON STOCK

  (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

  (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, all unexercised options will become exercisable in full beginning 20 days prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation and, to the extent not exercised, shall terminate effective immediately after the consummation of such merger, consolidation, acquisition, reorganization or liquidation.

9. AMENDMENT OF THE PLAN

  The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 8), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The provisions of the Plan which state the amount and price of securities to be awarded under the Plan, specify the timing of awards under the Plan or set forth a formula that determines the amount, price and timing may not be amended more than once in any six-month period, except to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

10. NOTICE

  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11. GOVERNING LAW

  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

P R O X Y
                                   WABAN INC.
 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                          STOCKHOLDERS, JUNE 13, 1995

    The undersigned hereby appoints Sumner L. Feldberg, Edward J. Weisberger and Sarah M. Gallivan, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of WABAN INC. at the Annual Meeting of Stockholders of WABAN INC. to be held at Fleet Bank, 75 State Street, Boston, Massachusetts, on Tuesday, June 13, 1995 at 11:00 A.M., and at all adjournments thereof, which the undersigned could vote, if present, in such manner as they may determine on any matters which may properly come before the meeting and to vote on the following as specified below.

    The Board of Directors recommends a vote FOR the following:

    ELECTION OF DIRECTORS for a term to expire in 1998.
    Nominees: S. James Coppersmith, Thomas J. Shields and Herbert J. Zarkin.

    and FOR Proposals 2 and 3.

    You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please sign and return this card.

                                                            ----------------
                                                            SEE REVERSE SIDE
                                                            ----------------

                                                                     +
[X]  PLEASE MARK YOUR   ++                                           +   2741
     VOTES AS IN THIS   +                                            ++++
     EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


1. Election of Directors (see reverse)
                              FOR        WITHHELD
                              [_]          [_]

   For, except vote withheld from the following nominee(s):

   ------------------------------------------------------------
                                  FOR       AGAINST     ABSTAIN
2. Approval of Management         [_]         [_]         [_]
   Incentive Plan

3. Approval of Growth Incentive   [_]         [_]         [_]
   Plan

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corpo-rations.



- - -----------------------------------------------------------------------------


- - ------------------------------------------------------------------------------
 SIGNATURE(S)                                                 DATE

PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY


===============================================================================
Detach here

                                  WABAN INC.

                           1989 STOCK INCENTIVE PLAN

                                                                       Page

SECTION 1.   GENERAL PURPOSE OF THE PLAN; DEFINITIONS................    1

SECTION 2.   COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND
             DETERMINE AWARDS, ETC...................................    2

SECTION 3.   SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION...    3

SECTION 4.   ELIGIBILITY.............................................    4

SECTION 5.   LIMITATIONS ON TERM AND DATES OF AWARDS.................    4

SECTION 6.   STOCK OPTIONS...........................................    4

SECTION 7.   STOCK APPRECIATION RIGHTS; DISCRETIONARY PAYMENTS.......    7

SECTION 8.   RESTRICTED STOCK; UNRESTRICTED STOCK....................    8

SECTION 9.   DEFERRED STOCK AWARDS...................................   10

SECTION 10.  PERFORMANCE UNIT AWARDS.................................   11

SECTION 11.  OTHER STOCK-BASED AWARDS; SUPPLEMENTAL GRANTS...........   12

SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.........................   13

SECTION 13.  AMENDMENTS AND TERMINATION..............................   14

SECTION 14.  STATUS OF PLAN..........................................   14

SECTION 15.  CHANGE OF CONTROL PROVISIONS............................   14

SECTION 16.  GENERAL PROVISIONS......................................   15

SECTION 17.  EFFECTIVE DATE OF PLAN..................................   15

                                  WABAN INC.
                           1989 STOCK INCENTIVE PLAN


SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

        The name of the plan is the Waban Inc. 1989 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to secure for Waban Inc. (the "Company") and its stockholders the benefit of the incentives inherent in Common Stock ownership and the receipt of incentive awards by selected key employees of the Company and its Subsidiaries who contribute to and will be responsible for its continued long term growth. The Plan is intended to stimulate the efforts of such key employees by providing an opportunity for capital appreciation and giving suitable recognition for services which contribute materially to the success of the Company.

        The following terms shall be defined as set forth below:

        (a)  "Act" means the Securities Exchange Act of 1934.

        (b) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Unit Awards and Other Stock-based Awards.

        (c)  "Board" means the Board of Directors of the Company.

        (d) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Company or any Subsidiary.

        (e) "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        (f) "Committee" means the Committee referred to in Section 2. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.

        (g)  "Deferred Stock Award" is defined in Section 9(a).

        (h) "Disability" means disability as determined in accordance with standards and procedures similar to those under the Company's long term disability program.

        (i) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) promulgated under the Act, or any successor definition under the Act.

        (j) "Fair Market Value" on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange Composite Transactions Index or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

        (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" as defined in the Code.

        (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        (m) "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Waban Inc. Retirement Plan.

        (n)  "Other Stock-based Awards" is defined in Section 11(a).

        (o)  "Performance Unit Award" is defined in Section 10(a).

        (p)  "Restricted Stock Award" is defined in Section 8(a).

        (q) "Stock" means the Common Stock, $.01 par value, of the Company, subject to adjustments pursuant to Section 3.

        (r) "Stock Appreciation Right" means a right described in Section 7(a) and granted, either independently of other Awards or in tandem with the grant of a Stock Option.

        (s) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

        (t) "Subsidiary" means any corporation or other entity (other than the Company) 50% or more of the total combined voting power of all classes of stock or other interests of which is owned, directly or indirectly, by the Company.

        (u)  "Unrestricted Stock Award" is defined in Section 8(b).

SECTION 2.  COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND
            DETERMINE AWARDS, ETC.

        The Plan shall be administered by a Committee of not less than three Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

        The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

        (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

        (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Units and any Other Stock-based Awards, or any combination of the foregoing, granted to any one or more participants;

        (iii)  to determine the number of shares to be covered by any Award;

        (iv) to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants;

        (v) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

        (vi) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

            (a)  Shares Issuable.

            The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 5,750,000, including shares issued in lieu of or upon reinvestment of dividends arising from Awards. For purposes of this limitation, Awards and Stock which are forfeited, reacquired by the Company or satisfied without the issuance of Stock shall not be counted and such limitation shall apply only to shares which have become free of any restrictions under the Plan. Subject to such overall limitation, shares may be issued up to such maximum pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized by unissued shares or shares reacquired by the Company. Subject to adjustment as provided in Section 3(b) below, the maximum number of shares of Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to any employee under the Plan shall not exceed 250,000 shares of Stock during any one calendar year. For the purpose of calculating such maximum number, (a) each Stock Option and Stock Appreciation Right shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration, (b) the repricing of an outstanding Stock Option or Stock Appreciation Right or the issuance of a new Stock Option or Stock Appreciation Right in substitution for a cancelled Stock Option or Stock Appreciation Right shall be deemed to constitute the grant of a new additional Stock Option or Stock Appreciation Right separate from the original grant of the Stock Option or Stock Appreciation Right that is repriced or cancelled and (c) a Stock Appreciation Right that is granted in tandem with a Stock Option shall not be included.

            (b)  Stock Dividends, Mergers, etc.

            In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of
Section 15.

            (c)  Substitute Awards.

            The Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in Section 3(a) only to the extent that the substitute Awards are (i) granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Act, (ii) granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Act) by the stockholders of the entity which issued such predecessor awards, and (iii) granted other than in connection with the spin-off of the Company by Zayre Corp.

SECTION 4.  ELIGIBILITY.

        Participants in the Plan will be such full or part time officers and other key employees of the Company and its Subsidiaries (excluding any director who is not an employee) who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Persons who are not employees of the Company or a subsidiary (within the meaning of Section 422A of the Code) shall not be eligible to receive grants of Incentive Stock Options.


SECTION 5.  LIMITATIONS ON TERM AND DATES OF AWARDS.

        (a) Duration of Awards.

        Subject to Sections 16(a) and 16(c) below, no restrictions or limitations on Awards shall extend beyond 10 years (or 10 years and one day in the case of Non-Qualified Stock Options) from the grant date, except that deferrals elected by participants of the receipt of Stock or other benefits under the Plan may extend beyond such date.

        (b) Latest Grant Date.

        No Award shall be granted more then 10 years after the effective date of the Plan, but then outstanding Awards may extend beyond such date.


SECTION 6.  STOCK OPTIONS.

        Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

        Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422A of the Code.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

        (a) Option Price.

        The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

     (b)  Option Term.

     The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

     (c)  Exercisability.

     Stock Options shall be exercisable at such future time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.

     (d)  Method of Exercise.

     Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or other instrument acceptable to the Committee. As determined by the Committee, in its discretion, at (or, in the case of Non-Qualified Stock Options, after) grant, payment in full or in part may also be made either (i) through the surrender by the optionee of shares of Stock not then subject to restrictions under any Company plan or (ii) through the withholding by the Company of shares of Stock which would otherwise be delivered to the optionee upon exercise of the option. Such surrendered or withheld shares shall be valued at Fair Market Value on the exercise date. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. In the case of a participant subject to the restrictions of Section 16(b) of the Act no exercise involving payment through withholding of shares as described in (ii) above shall be effective unless made in compliance with any applicable requirements of Rule 16b-3(e) or any successor Rule under the Act.

     Notwithstanding the foregoing paragraph, during the 60-day period following a Change of Control as defined in Exhibit A, any optionee shall have the right (by giving written notice to the Company in form satisfactory to the Committee) to surrender all or part of the Stock Option to the Company and to receive a cash payment equal to the excess of the fair market value per share of Stock on the date of exercise over the option exercise price per share times the number of shares subject to the surrendered Stock Option. The foregoing right shall not apply to (i) any Stock Option as to which the Committee shall expressly exclude such right at the date of grant, (ii) any Stock Option which has been held for less than six months by a participant subject to the restrictions of Section 16(b) of the Act, (iii) any Stock Option held by an optionee who initiates the Change of Control or (iv) any Stock Option held by an optionee described in any of the following provisions of the definition of Change of Control set forth in Exhibit A: the proviso to paragraph (a) of such definition; the proviso to paragraph (b) of such definition; or the first proviso to paragraph (d) of such definition. For purposes of clause (iv) of the immediately preceding sentence, whether an optionee is described in any of the provisos specified in such clause shall be determined without regard to any discretionary determination by the Committee pursuant to the terms of Exhibit A hereto. As used in this paragraph with respect to an election by an optionee to receive cash in respect of a Non-Qualified Stock Option the term "fair market value" shall mean the higher of (x) the highest reported sales price, regular way, of a share of the Stock on the New York Stock Exchange Composite Transactions Index during the 60-day period prior to the Change of Control and (y) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (a), (b) or (d) of the definition of Change of Control set forth in Exhibit A, the highest price per share of the Stock paid in such transaction or series of transactions (which in the case of paragraph (b) shall be the highest price per share of the Stock as reflected in a Schedule 13D filed by the person having made the acquisition), and as used in this paragraph with respect to an election by an optionee to receive cash in respect of an Incentive Stock Option the term "fair market value" shall mean Fair Market Value.

     (e)  Non-transferability of Options.

     No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f)  Termination by Death.

     If an optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall at any time determine prior to death), by the legal representative or legatee of the optionee, for a period of three years (or such shorter period as the Committee shall specify at time of grant) from the date of death or until the expiration of the stated term of the option, if earlier.

     (g)  Termination by Reason of Disability.

     Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated, or who has been designated an inactive employee, by reason of Disability may thereafter be exercised to the extent it was exercisable at the time of the earlier of such termination or such designation (or on such accelerated basis as the Committee shall at any time determine prior to such termination or designation) for a period of three years (or such shorter period as the Committee shall specify at time of grant) from the date of such termination of employment or designation or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, subject to termination on the expiration of the stated term of the option, if earlier. The Committee shall have the authority to determine whether a participant has been terminated or designated an inactive employee by reason of Disability.

     (h)  Termination by Reason of Normal Retirement.

     If an optionee's employment by the Company and its Subsidiaries terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent that it was then exercisable (or on such accelerated basis as the Committee shall at any time determine) for a period of three years (or such shorter period as the Committee shall specify at time of grant) from the date of Normal Retirement or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of the grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, subject to earlier termination on the expiration of the stated term of the option, if earlier.

     (i)  Other Termination.

     Unless otherwise determined by the Committee, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment (or on such accelerated basis as the Committee shall determine at or after grant) for a period of three months (or such longer period up to three years as the Committee shall specify at or after grant) from the date of termination of employment or until the expiration of the stated term of the option, if earlier. If an optionee's employment terminates for Cause, the unexercised portion of any Stock Option then held by the optionee shall immediately terminate.

     (j) Form of Settlement.

     Subject to Section 16(a) and Section 16(b) below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock or Deferred Stock, or may reserve the right to so provide after time of grant.

SECTION 7. STOCK APPRECIATION RIGHTS; DISCRETIONARY PAYMENTS.

     (a) Nature of Stock Appreciation Right.

     A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock (or in a form of payment permitted under paragraph (e) below) or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (b) Grant and Exercise of Stock Appreciation Rights.

     Stock Appreciation Rights may be granted in tandem with, or independently of, any Stock Option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Right may be granted either at or after the time of the grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Right may be granted only at the time of the grant of the option.

     A Stock Appreciation Right or applicable portion thereof granted in tandem with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     (c) Terms and Conditions of Stock Appreciation Rights.

     Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

     (i) Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the related Stock Options shall be exercisable.

     (ii) Upon the exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.

     (iii) Stock Appreciation Rights granted in tandem with a Stock Option shall be transferable only with such Stock Option. Other Stock
           Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

     (iv) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such option.

     (d) Discretionary Payments.

     Notwithstanding that a Stock Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Stock Option exceeds the exercise price of such Stock Option at the time of its exercise, the Committee may, in its discretion, cancel such Stock Option, in which event the Company shall pay to the person exercising such Stock Option an amount equal to the difference between the Fair Market Value of the Stock to have been purchased pursuant to such exercise of such Stock Option (determined on the date the Stock Option is cancelled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Stock (or in a form of payment permitted under paragraph (e) below) having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

     (e) Settlement in the Form of Restricted Shares or Rights to Receive Deferred Stock.

     Subject to Sections 16(a) and 16(c) below, shares of Stock issued upon exercise of a Stock Appreciation Right or as a Discretionary Payment shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at the time of grant in the case of a Stock Appreciation Right (and at the time of payment in the case of a Discretionary Payment) that such shares shall be in the form of shares of Restricted Stock or rights to acquire Deferred Stock, or in the case of a Stock Appreciation Right may reserve the right to so provide at any time after the time of grant. Any such shares and any shares subject to rights to acquire Deferred Stock shall be valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or the date the Stock Option is cancelled in the case of Discretionary Payments.

     (f) Rules Relating to Exercise.

     In the case of a participant subject to the restrictions of Section 16(b) of the Act no stock appreciation right (as referred to in Rule 16b-3(e) or any successor Rule under the Act) shall be exercised (and no request or payment under paragraph (d) above shall be honored or made) except in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule. Notwithstanding paragraph (a) above, in the event of such exercise (or request and payment) during the exercise period ("window period") currently prescribed by such rule, the Committee may prescribe, by rule of general application, such other measure of value as it may determine but not in excess of the highest per share closing sale price of the Common Stock reported on the New York Stock Exchange Composite Transactions Index during such window period and, where a Stock Appreciation Right relates to an Incentive Stock Option, not in excess of an amount consistent with the qualification of such Stock Option as an "incentive stock option" under Section 422A of the Code.

SECTION 8. RESTRICTED STOCK; UNRESTRICTED STOCK.

     (a) Nature of Restricted Stock Award.

     A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock for a purchase price (which may be zero) equal to or less than their par value, subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares, if the purchase price was zero) upon participant's termination of employment, as the Committee may determine at the time of grant.

     (b) Award Agreement.

     A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

     (c) Rights as a Shareholder.

     Upon complying with paragraph (b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan.

     (d) Restrictions.

     Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment with the Company and its subsidiaries for any reason such shares shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as set forth below.

     (i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the obligation to resell such shares to the Company shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

    (ii) Except as may otherwise be provided in the Award Agreement, in the event of termination of employment by the Company and its Subsidiaries for any reason (including death), a participant or the participant's legal representative shall offer to resell to the Company, at the price paid therefor, all Restricted Stock, and the Company shall have the right to purchase the same at such price, or if the price was zero to require forfeiture of the same, provided that except as otherwise specified in the Award Agreement, the Company must exercise such right of repurchase or forfeiture not later than the 60th day following such termination of employment.

     (e) Waiver, Deferral and Reinvestment of Dividends,

     The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock. Unless otherwise specified in the Award Agreement, dividends will be paid at the same time as dividends are paid with respect to shares of Stock not subject to restrictions under the Plan.

      (f) Unrestricted Stock.

      The Committee may, in its sole discretion, grant (or sell at a purchase price not to exceed par value per share) to any participant shares of Stock free of restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

SECTION 9. DEFERRED STOCK AWARDS.

     (a) Nature of Deferred Stock Award.

     A Deferred Stock Award is an award entitling the recipient to acquire shares of Stock without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may condition such acquisition on the attainment of specified performance goals.

     (b) Award Agreement.

     A participant who is granted a Deferred Stock Award shall have no rights with respect to such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Deferred Stock Award Agreement.

     (c) Restrictions on Transfer.

     Deferred Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered. Rights with respect to such Awards shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

     (d) Rights as a Shareholder.

     A participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate for shares of Deferred Stock only upon satisfaction of all conditions therefor specified in the Deferred Stock Award Agreement.

     (e) Termination.

     Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Deferred Stock Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

     (f) Acceleration, Waiver, etc.

     At any time prior to the participant's termination of employment the Committee may in its discretion accelerate, waive, or, subject to Section 13, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award.

     (g) Payments in Respect of Deferred Stock.

     Without limiting the right of the Committee to specify different terms, the Deferred Stock Award Agreement may either make no provisions for, or may require or permit the immediate payment, deferral or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such Stock been outstanding, all as determined by the Committee in its sole discretion.

SECTION 10. PERFORMANCE UNIT AWARDS.

     (a) Nature of Performance Units.

     A Performance Unit Award is an award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of specified performance goals. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Unit. Performance Units may be awarded independently of or in connection with the granting of any other Award under the Plan.

     (b) Award Agreement.

     A participant shall have no rights with respect to a Performance Unit Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Performance Unit Award Agreement.

     (c) Restrictions on Transfer.

     Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

     (d) Rights as a Shareholder.

     A participant receiving a Performance Unit Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Unit Award only upon satisfaction of all conditions therefor specified in the Performance Unit Award Agreement.

     (e) Termination.

     Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Unit Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

     (f) Acceleration, Waiver, etc.

     At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Unit Award.

     (g) Exercise.

     The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit, which procedures shall be set forth in the Performance Unit Award Agreement. The Committee may at any time provide that payment under a Performance Unit shall be made, upon satisfaction of the applicable performance goals, without exercise by the participant. Except as otherwise specified by the Committee, (i) a Performance Unit granted in tandem with a Stock Option may be exercised only while the Stock Option is exercisable, and
(ii) the exercise of a Performance Unit granted in tandem with any Award shall reduce the number of shares subject to the related Award on such basis as is specified in the Performance Unit Award Agreement.

SECTION 11. OTHER STOCK-BASED AWARDS; SUPPLEMENTAL GRANTS.

     (a) Nature of Awards.

     The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-based Awards"). Such awards may include, without limitation, securities (including shares of Preferred Stock not exceeding in the aggregate 500,000 shares) convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations in paragraph (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt or preferred stock shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt or Preferred Stock to prevent a Company transaction by reason of covenants in such debt or voting rights in such Preferred Stock.

     (b) Purchase Price; Form of Payment.

     The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-based Award, subject to the following conditions. No equity security other than Stock may be issued pursuant to an Other Stock-based Award unless (i) issued at no cost to the recipient (or for a purchase price not in excess of the par value of any preferred stock so issued) or (ii) sold by the Company and the Company shall have received payment for such equity security equal to at least 50% of its par value on the grant or issuance date, as determined in good faith by the Committee. In addition, no shares of Stock (whether acquired by purchase, conversion or exchange or otherwise) shall be issued unless (i) issued at no cost to the recipient (or for a purchase price not in excess of the par value of the Stock) or (ii) sold, converted or exchanged by the Company, and the Company shall have received payment for such Stock or securities so exchanged or converted equal to at least 50% of Fair Market Value of the Stock on the grant or effective date, or the exchange or conversion date, under the Award, as specified by the Committee. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

     (c) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions.

     The Committee may determine the conditions under which an Other Stock-based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the limitations or conditions imposed under any Other Stock-based Award.

     (d) Award Agreements.

     A participant shall have no rights with respect to any Other Stock-based Award unless within 60 days after the grant of such Award (or such shorter period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company an Other Stock-based Award Agreement.

     (e) Nontransferability.

     Other Stock-based Awards may not be sold, assigned, transferred, pledged or encumbered except as may be provided in the Other Stock-based Award Agreement. However, in no event shall any Other Stock-based Award be transferred other than by will or by the laws of descent and distribution or be exercisable during the participant's lifetime by other than the participant or the participant's legal representative.

     (f) Rights as a Shareholder.

     A recipient of any Other Stock-based Award will have rights of a shareholder only at the time and to the extent, if any, specified by the Committee in the Other Stock-based Award Agreement.

     (g) Deemed Dividend Payments; Deferrals.

     Without limiting the right of the Committee to specify different terms at or after grant, an Other Stock-based Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends or deemed dividends payable on Stock subject to the Award.

     (h) Supplemental Grants.

     The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be made either in connection with the exercise of a Stock Option, a Stock Appreciation Right, or an Other Stock-based Award, in connection with the purchase of shares under any Award, or in connection with the payment of any federal income tax in respect of income recognized under an Award. The Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, term and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding ten years in duration or be in an amount exceeding the total exercise or purchase price paid by the borrower under an Award under the Plan plus an amount equal to the cash payment permitted in the following paragraph.

     The Committee may at any time authorize a cash payment, in respect of the grant or exercise of an Award under the Plan or the lapse or waiver of restrictions under an Award, which shall not exceed the amount which would be required in order to pay in full the federal income tax due as a result of ordinary income recognized by the recipient under both the Award and such cash payment, in each case assuming that such income is taxed at the regular maximum marginal rate applicable to individuals under the Code as in effect at the time such income is includable in the recipient's income. Subject to the foregoing, the Committee shall have complete authority to decide whether to make such cash payments in any case, to make provision for such payments either simultaneously with or after the grant of the associated Award, and to determine the amount of each such payment.

SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a state or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

For purposes of the Plan, the employees of a Subsidiary of the Company shall be deemed to have terminated their employment on the date on which such Subsidiary ceases to be a Subsidiary of the Company.

SECTION 13. AMENDMENTS AND TERMINATION.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by stockholders, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code or the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

SECTION 14. STATUS OF PLAN.

     With respect to the portion of any Award which has not been exercised and any payments in cash, stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. CHANGE OF CONTROL PROVISIONS.

     As used herein, a Change of Control and related definitions shall have the meanings set forth in Exhibit A to this Plan.

     Upon the occurrence of a Change of Control:

     (a) Each Stock Option and Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

     (b) Restrictions and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards shall automatically be deemed waived only if and to the extent, if any, specified (whether at or after time of grant) by the Committee.

The Committee may at any time prior to or after a Change of Control accelerate the exercisability of any Stock Options and Stock Appreciation Rights and may waive restrictions, limitations and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards to the extent it shall in its sole discretion determine.

SECTION 16. GENERAL PROVISIONS.

     (a)  No Distribution; Compliance with Legal Requirements, etc.

     The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b)  Other Compensation Arrangements; No Employment Rights.

     Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any employee any right to continued employment with the Company or a Subsidiary, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (c)  Tax Withholding, etc.

     Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     The Committee may provide, in respect of any transfer of Stock or Preferred Stock under an Award, that if and to the extent withholding of any Federal, state or local tax is required in respect of such transfer, the participant may elect, at such time and in such manner as the Committee shall prescribe, to have the Company hold back from the transfer Stock (or Preferred Stock) having a value calculated to satisfy such withholding obligation. Notwithstanding the foregoing, in the case of a participant subject to the restrictions of Section 16(b) of the Act no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3(e) or any successor Rule under the Act.

SECTION 17. EFFECTIVE DATE OF PLAN.

     The Plan was adopted by the Board and approved by Zayre Corp. as sole stockholder of the Company on April 6, 1989. The effective date of the Plan is the date of the spin-off by Zayre Corp. of the stock of the Company to the stockholders of Zayre Corp.

                                                                       EXHIBIT A
                                                                       ---------

                       Definition of "Change of Control"
                       --------------------------------

     "Change of Control" shall mean the occurrence of any one of the following events:

     (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; provided,
                                                                    --------
however, that no transaction shall be deemed to be a Change of Control as to a
- - -------
Participant (i) if the person or each member of a group of persons acquiring control is excluded from the definition of the term "Person" hereunder or (ii) unless the Committee shall otherwise determine prior to such occurrence, if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control; or

     (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; provided, however,
                                                             --------  -------
that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

     (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

     (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and
(ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the
                   --------  -------
Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d),
                   --------  -------
if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

     In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

     "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

     A Person shall be deemed to be the "owner" of any Common Stock:

          (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

         (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

        (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

     "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989; provided, however, that the term "Person" shall
                               --------  -------
not include (a) any individuals who are descendants of Max Feldberg or Morris Feldberg, (b) any relatives of the fourth degree of consanguinity or closer of such descendants or (c) custodians, trustees or legal representatives of such persons.

     A "Participant Related Party" shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

     "Participant" means a participant in the Plan.